UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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ENSCO International Incorporated

(Name of Registrant as Specified In Its Charter)

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CARL F. THORNE

Chairman and Chief Executive Officer

March 28, 2003

DEAR FELLOW STOCKHOLDER:

On behalf of our Board of Directors, I cordially invite you to attend the 2003 Annual Meeting of Stockholders of ENSCO International Incorporated (the “Company”). The Annual Meeting will be held at 10:00 a.m. on Tuesday, May 13, 2003, at the Fairmont Hotel, 1717 N. Akard Street, Dallas, Texas. Your Board of Directors and officers look forward to personally greeting those Stockholders who are able to attend.

At the Annual Meeting, Stockholders will be asked to vote on the election of three Class I Directors and approve the revised and restated Key Employees’ Incentive Compensation Plan, all as described in detail in the attached Proxy Statement. Your Board of Directors recommends that you vote “For” the individuals nominated and “For” approval of the Plan.

Your vote is important. Whether or not you are able to attend the Annual Meeting, I hope you will vote promptly. This will save your Company additional expenses associated with soliciting proxies, as well as ensure that your shares are represented. Most Stockholders have a choice of voting over the Internet, by telephone or by mailing the enclosed proxy card or voting instructions. Voting over the Internet, by telephone or by proxy or voting instructions will ensure your representation at the Annual Meeting if you do not attend in person. Please review the instructions on the proxy card or voting instructions regarding each of the voting options available to you. You may vote in person at the Annual Meeting even if you have previously submitted your vote.

Yours respectfully,

Carl F. Thorne

ENSCO INTERNATIONAL INCORPORATED

500 N. Akard Street

Suite 4300

Dallas, Texas 75201-3331

(214) 397-3000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 13, 2003

The Annual Meeting of Stockholders of ENSCO International Incorporated (the “Company”) will be held at the Fairmont Hotel, 1717 N. Akard Street, Dallas, Texas, at 10:00 a.m., Dallas time, on Tuesday, May 13, 2003, to consider and vote on:

1.	The election of three Class I Directors, each for a three-year term;

2.	The approval of the Company’s revised and restated Key Employees’ Incentive Compensation Plan; and

3.	Such other business as may properly come before the Annual Meeting.

Stockholders of record at the close of business on March 17, 2003, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. A list of all Stockholders entitled to vote at the Annual Meeting is on file at the executive offices of the Company, 500 N. Akard Street, Suite 4300, Dallas, Texas 75201-3331.

By Order of the Board of Directors,

Cary A. Moomjian, Jr.

Vice President, General Counsel and Secretary

March 28, 2003

YOUR VOTE IS IMPORTANT. FOR SPECIFIC INSTRUCTIONS ON VOTING, PLEASE REFER TO THE ENCLOSED PROXY CARD OR VOTING INSTRUCTIONS.

ENSCO INTERNATIONAL INCORPORATED

PROXY STATEMENT

The following information is submitted concerning the matters to be acted upon at the Annual Meeting of Stockholders (the “Annual Meeting”) of ENSCO International Incorporated (the “Company”) to be held at the Fairmont Hotel, 1717 N. Akard Street, Dallas, Texas, on Tuesday, the 13th day of May, 2003, at 10:00 a.m., Dallas time, or any adjournment thereof, pursuant to the enclosed Notice of Annual Meeting of Stockholders. This Proxy Statement and the enclosed proxy card or voting instructions are first being sent to holders of the Company’s shares of capital stock entitled to vote at the Annual Meeting (the “Stockholders”) on or about March 31, 2003.

VOTING AND PROXY

Proxies are solicited on behalf of the Board of Directors of the Company. Most Stockholders have a choice of voting over the Internet, by using a toll-free telephone number or by completing the enclosed proxy or voting instructions card and mailing it in the envelope provided. Please refer to your proxy card or voting instructions for voting options available to you. A proxy vote authorization may be revoked by a Stockholder at any time prior to the exercise thereof by filing with the Secretary of the Company a written revocation or duly executed proxy card bearing a later date. A proxy shall also be revoked if a Stockholder of record is present at the Annual Meeting and elects to vote in person.

Unless contrary instructions are indicated, all shares represented by validly executed proxy cards or voting instructions (including an Internet or telephone vote) received pursuant to this solicitation (and which have not been revoked before they are voted) will be voted:

1.	FOR the election of the Class I nominees for Directors named herein;

2.	FOR the approval of the Company’s revised and restated Key Employees’ Incentive Compensation Plan; and

3.	In accordance with the recommendation of management as to any other matters which may properly come before the Annual Meeting.

In the event a Stockholder specifies a different choice by means of the enclosed proxy card or voting instructions, his/her shares will be voted in accordance with the specification so made.

The cost of solicitation of proxies, if any, will be borne by the Company and, upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees for reasonable expenses incurred by them in forwarding proxy material to and solicitation of proxies from beneficial owners of the Company’s common stock, par value $.10 per share (“Common Stock”). In addition to the use of mail, regular employees of the Company may solicit proxies by telephone or other means of communication.

VOTING SECURITIES OUTSTANDING

The Stockholders entitled to vote at the Annual Meeting are the holders of record at the close of business on March 17, 2003 (the “Record Date”) of approximately 149,241,406 outstanding shares of Common Stock. Each outstanding share of Common Stock is entitled to one vote on each matter to come before the Annual Meeting. A list of all Stockholders entitled to vote is on file at the executive offices of the Company, 500 N. Akard Street, Suite 4300, Dallas, Texas 75201-3331. Only Stockholders of record on the books of the Company on the Record Date will be entitled to vote at the Annual Meeting.

For purposes of conducting the Annual Meeting, the holders of at least a majority of the stock issued and outstanding and entitled to vote at the Annual Meeting shall constitute a quorum. A holder of stock shall be treated as being present at the Annual Meeting if the holder of such stock is (i) present in person at the Annual Meeting or (ii) represented at the Annual Meeting by a valid proxy, whether the instrument granting such proxy is marked as casting a vote or abstaining, is left blank or does not empower such proxy to vote with respect to some or all matters to be voted upon at the Annual Meeting. If a quorum is not present or represented at the Annual Meeting, the Chairman of the Board of Directors or the Stockholders holding a majority of the Common Stock present at the Annual Meeting have the power to adjourn the Annual Meeting from time to time, without notice other than an announcement at the Annual Meeting. The proposals being submitted to Stockholders for approval shall be approved upon establishment of a quorum if the votes cast in favor of such proposals exceed the votes cast opposing such proposals. The Company’s bylaws include provisions specifically addressing the treatment of abstentions and non-votes by brokers. In determining the number of votes cast, shares abstaining from voting on a matter and shares that are indicated as not being voted on a matter by brokers due to lack of discretionary authority will not be treated as votes cast.

OWNERSHIP OF VOTING SECURITIES

The following tables set forth certain information concerning the number of shares of Common Stock owned beneficially as of January 31, 2003, by (i) each person known to the Company to own more than five percent of the Common Stock (the only class of voting securities outstanding); (ii) each director of the Company, including employee directors; (iii) the Chief Executive Officer and the four other most highly compensated executive officers of the Company; and (iv) all directors and executive officers of the Company as a group.

Beneficial Ownership Table

	Beneficial Ownership(1)
Name of Beneficial Owner	Amount		Percentage

FMR Corp. 82 Devonshire Street Boston, MA 02109	20,956,657	(2)	14.1

AIM Management Group Inc. 11 Greenway Plaza, Suite 100 Houston, TX 77046	7,953,090	(3)	5.3

Directors and Executive Officers:

Carl F. Thorne Chairman of the Board, Chief Executive Officer and Director	1,811,950	(4)	1.2

C. Christopher Gaut Senior Vice President, Chief Financial Officer, Member—Office of the President and Chief Operating Officer	349,419	(5)	—	(6)

William S. Chadwick, Jr. Senior Vice President, Member—Office of the President and Chief Operating Officer	275,544	(7)	—	(6)

Phillip J. Saile President and Chief Operating Officer, ENSCO Offshore International Company	189,415	(8)	—	(6)

Eugene R. Facey Vice President—Engineering	112,044	(9)	—	(6)

Morton H. Meyerson Director	130,151	(10)	—	(6)

Thomas L. Kelly II Director	90,061	(11)	—	(6)

	Beneficial Ownership(1)
Name of Beneficial Owner	Amount		Percentage

Paul E. Rowsey, III Director	35,074	(12)	—	(6)

David M. Carmichael Director	22,413	(13)	—	(6)

Gerald W. Haddock Director	19,481	(14)	—	(6)

Joel V. Staff Director	15,562	(15)	—	(6)

All Directors and Executive Officers as a Group (16 persons, including those named above)	3,515,422	(16)	2.4

(1)	At January 31, 2003, there were 149,100,953 shares of Common Stock outstanding. Unless otherwise indicated, each person or group has sole voting and dispositive power with respect to all shares.

(2)	Based upon information obtained from FMR Corp. as of January 31, 2003, FMR Corp. may be deemed to be the beneficial owner of 20,956,657 shares of Common Stock, of which it has sole voting power for 5,453,081 shares.

(3)	Based upon information obtained from AIM Management Group Inc., as of January 31, 2003, AIM Management Group Inc. may be deemed to be the beneficial owner of 7,953,090 shares of Common Stock.

(4)	Includes 250,000 shares immediately issuable upon exercise of options and 7,701 shares held indirectly under the ENSCO Savings Plan and Supplemental Executive Retirement Plan (“SERP”).

(5)	Includes 171,650 shares immediately issuable upon exercise of options and 10,000 shares of restricted stock, of which 6,000 vest at the rate of 2,000 per annum and 4,000 vest at the rate of 2,000 per annum. Also includes 4,060 shares held indirectly under the ENSCO Savings Plan and SERP and 5,400 shares gifted under TUGMA to minor children for which Mr. Gaut disclaims beneficial ownership.

(6)	Ownership is less than one percent of the shares of Common Stock outstanding.

(7)	Includes 181,250 shares immediately issuable upon exercise of options and 14,000 shares of restricted stock of which 10,000 vest at the rate of 2,000 per annum and 4,000 vest at the rate of 1,000 per annum. Also includes 12 shares held indirectly under the ENSCO Savings Plan and SERP.

(8)	Includes 87,500 shares immediately issuable upon exercise of options and 14,000 shares of restricted stock, of which 6,000 vest at the rate of 2,000 per annum, 4,000 vest at the rate of 2,000 per annum and 4,000 vest at the rate of 1,000 per annum. Also includes 500 shares owned by Mr. Saile’s wife, in respect of which Mr. Saile disclaims beneficial ownership, and 3,368 shares held indirectly under the ENSCO Savings Plan and SERP.

(9)	Includes 56,250 shares immediately issuable upon exercise of options and 19,000 shares of restricted stock of which 6,000 vest at the rate of 2,000 per annum, 4,000 vest at the rate of 2,000 per annum and 9,000 of which vest at the rate of 1,500 per annum. Also includes 12,744 shares held indirectly under the ENSCO Savings Plan and SERP.

(10)	Includes 24,000 shares immediately issuable upon exercise of options.

(11)	Includes 18,000 shares immediately issuable upon exercise of options.

(12)	Includes 33,000 shares immediately issuable upon exercise of options.

(13)	Includes 21,000 shares immediately issuable upon exercise of options.

(14)	Includes 18,000 shares immediately issuable upon exercise of options.

(15)	Includes 15,000 shares immediately issuable upon exercise of options.

(16)	Includes all shares owned individually by the Company’s executive officers and directors, including 5,400 shares gifted under TUGMA to minor children of Mr. Gaut, 500 shares owned by Mr. Saile’s wife, 1,068,107 shares issuable upon exercise of options, 93,204 shares of restricted stock and 42,365 shares held indirectly under the ENSCO Savings Plan and SERP.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Amended and Restated Certificate of Incorporation provides that the Board of Directors of the Company is divided or “classified”, with respect to the time for which they individually hold office, into three classes (“Classes I, II and III”) consisting of, as nearly as possible, one third of the entire Board. The Company’s bylaws specify that the Board of Directors shall be comprised of not less than three nor more than fifteen directors. The Company’s Board of Directors currently is comprised of seven members and will be comprised of seven members following the Annual Meeting if the three Class I Director nominees are elected. Each director holds office for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected. The current term for Class I Directors will expire at the 2003 Annual Meeting of Stockholders. The current term for Class II and Class III Directors will expire at the 2005 and 2004 Annual Meetings of Stockholders, respectively.

Three persons are nominated for election as Class I Directors at the Annual Meeting, all of whom are incumbent Class I Directors. The Board of Directors urges you to vote FOR the election of the individuals who have been nominated to serve as Class I Directors. It is intended that each validly executed proxy or voting instructions solicited hereby (including an Internet or telephone vote) will be voted FOR the election of the listed nominees for Class I Directors, unless a contrary instruction has been indicated on such proxy or voting instructions. If, at the time of the Annual Meeting, any of the nominees should be unable or decline to serve, the discretionary authority provided in the proxy will be used to vote for a substitute or substitutes as may be designated by the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

Nominees

Class I Directors

Gerald W. Haddock; age 55; Private Investor

Gerald W. Haddock is a nominee for reelection to the Board of Directors as a Class I Director.

Mr. Haddock has been a director of the Company since December 1986. He established Haddock Investments, L.L.C. and has served as a private consultant and investor since June 1999. He served in various capacities with Crescent Real Estate Equities Company, including Chief Executive Officer, Chief Operating Officer and director and trust manager between May 1994 and June 1999. Mr. Haddock holds a Bachelor of Business Administration degree from Baylor University, a Juris Doctorate degree from Baylor University College of Law and a Master of Taxation degree from New York University. Mr. Haddock currently is Chairman of the Audit Committee. He lives in Fort Worth, Texas.

Paul E. Rowsey, III; age 48; President, Eiger, Inc.

Paul E. Rowsey is a nominee for reelection to the Board of Directors as a Class I Director.

Mr. Rowsey has been a director of the Company since January 2000. He has served as President of Eiger, Inc., a private real estate management and investment firm, since its formation in January 1999. Prior to forming Eiger, Mr. Rowsey joined Rosewood Property Company in 1988 and became President of its real estate group and a member of its Board in 1989. He currently serves as a director of Crescent Real Estate Equities Company. He holds a Bachelor of Arts degree in management science from Duke University and a Juris Doctorate degree from Southern Methodist University. He lives in Dallas, Texas.

Carl F. Thorne; age 62; Chairman and Chief Executive Officer of the Company

Carl F. Thorne is a nominee for reelection to the Board of Directors as a Class I Director.

Mr. Thorne has been a director of the Company since December 1986. He was elected President and Chief Executive Officer of the Company in May 1987, and served as President until January 2002. He was first elected Chairman of the Board of Directors in November 1987. Mr. Thorne holds a Bachelor of Science degree in Petroleum Engineering from The University of Texas at Austin and a Juris Doctorate degree from Baylor University College of Law. He lives in Dallas, Texas.

The Board of Directors recommends that Stockholders vote “FOR” the election of each of the nominees for Class I Directors named above.

Current Directors

Class III Directors

David M. Carmichael; age 64; Private Investor

David M. Carmichael has been a director of the Company since May of 2001. He has been a private investor since June 1996. He served in various senior management positions with Reading & Bates Corporation between 1965 and 1976, and then became Chairman and Chief Executive officer of WellTech, Inc. until 1984, when he formed CARCON Corporation. Following CARCON’s merger into American Oil & Gas Corporation in 1986, he served as Chairman, Chief Executive Officer and President until its merger with KN Energy, Inc. in 1994, when he became Vice Chairman and Chairman of the Management Committee until June 1996. Mr. Carmichael is a director of Tom Brown, Inc and National Resource Partners. Mr. Carmichael holds a Plan II Honors degree from the School of Arts and Sciences at The University of Texas at Austin, and a Juris Doctorate degree from The University of Texas School of Law. He lives in Houston, Texas.

Thomas L. Kelly II; age 44; General Partner of CHB Capital Partners

Mr. Kelly has been a director of the Company since September 1987. He has been a General Partner of CHB Capital Partners since July 1994. Between 1984 and 1994, he served as a principal with private equity investment companies. Mr. Kelly holds a Bachelor of Arts degree in Economics and a Bachelor of Science degree in Administrative Science from Yale University and a Master of Business Administration degree from Harvard University. He lives in Denver, Colorado.

Class II Directors

Morton H. Meyerson; age 64; Chairman and Chief Executive Officer, 2M Companies, Inc.

Mr. Meyerson has been a director of the Company since September 1987. Mr. Meyerson currently serves as Chairman and Chief Executive Officer of 2M Companies, Inc. He served as Chairman of the Board of Perot Systems from September 1996 until November 1997. In addition, from June 1992 until September 1996 and from July 1997 until January 1998, Mr. Meyerson served as Chief Executive Officer of Perot Systems. Mr. Meyerson serves as a board member of the National Parks Foundation and is a director of Teletech Holdings, Inc. Mr. Meyerson holds Bachelor of Arts degrees in Economics and Philosophy from The University of Texas at Austin. Mr. Meyerson currently is Chairman of the Nominating, Governance and Compensation Committee. He lives in Dallas, Texas.

Joel V. Staff; age 59; Private Investor

Mr. Staff was associated with Baker Hughes, Inc., a supplier of reservoir-centered products, services and systems to the oil and gas industry, between 1976 and June of 1993 and served in various financial and general management positions including Senior Vice President and President of the drilling and production groups. From

July 1993 to May 2001, Mr. Staff served as Chairman, President and Chief Executive Officer of National Oilwell, Inc. Mr. Staff currently serves as a director of National Oilwell, Inc., and is a director of T-3 Energy Services, Inc. He holds a Bachelor of Administration degree from The University of Texas at Austin and a Master of Business Administration degree from Texas A&M University-Kingsville. He lives in Houston, Texas.

Class I Directors

Gerald W. Haddock; age 55; Private Investor

Mr. Haddock is a nominee for reelection to the Board of Directors as a Class I Director (see page 5).

Paul E. Rowsey, III; age 48; President, Eiger, Inc.

Mr. Rowsey is a nominee for reelection to the Board of Directors as a Class I Director (see page 5).

Carl F. Thorne; age 62; Chairman and Chief Executive Officer of the Company

Mr Thorne is a nominee for reelection to the Board of Directors as a Class I Director (see page 6).

MEETINGS AND COMMITTEES OF THE BOARD

Board of Directors

The Board of Directors met six times during the year ended December 31, 2002. The Board of Directors has two standing committees: the Audit Committee and the Nominating, Governance and Compensation Committee, each of which selects a Committee Chairman from its members. During 2002, each incumbent director attended at least 75% of the meetings held by the Board and the committees of which he was a member.

Audit Committee

The Company’s Audit Committee appoints a firm of independent accountants to examine the consolidated financial statements of the Company, reviews the general scope of services to be rendered by the independent accountants, reviews the financial condition and results of operations of the Company and makes inquiries as to the adequacy of the Company’s financial and accounting controls. The Audit Committee currently consists of Chairman Gerald W. Haddock, Paul E. Rowsey, III and Joel V. Staff.

Commencing in November 2002, the Audit Committee reviewed its Charter and determined that certain amendments would be appropriate in consideration of the provisions of the Sarbanes-Oxley Act and related SEC rules and NYSE proposals. Upon recommendation of the Audit Committee, the Board of Directors approved an amended and restated Audit Committee Charter during February of 2003 in the form attached hereto as Exhibit A.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is comprised of three independent directors who satisfy the requirements of independence as established by Section 10A of the Securities Exchange Act of 1934, as amended, and in the New York Stock Exchange listing standards. The Audit Committee is governed by a written Charter adopted by the Board of Directors, a copy of which is attached as Exhibit A.

Management is responsible for the Company’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee is directly responsible for the appointment, compensation, and oversight of the independent auditors employed by the Company (including resolution of disagreements between management and the auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditors report directly to the Audit Committee.

The Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Company’s independent auditors also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors that firm’s independence.

The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Audit Committee’s Charter. To carry out its responsibilities, the Audit Committee met eight times during fiscal year 2002.

The Audit Committee has recommended, and the Board of Directors, in the exercise of its business judgement has approved, the inclusion of the Company’s audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission. The recommendation was based upon the Audit Committee’s review, the exercise of its business judgement, the discussions referred to above and reliance upon the Company’s management and the Company’s independent auditors.

Submitted by the Audit Committee,

Gerald W. Haddock (Chairman)

Paul E. Rowsey, III

Joel V. Staff

February 26, 2003

Nominating, Governance and Compensation Committee

The principal functions of the Nominating, Governance and Compensation Committee (which, prior to September 10, 2002, was the Nominating and Compensation Committee) are to recommend officers of the Company, to select nominees for the Board of Directors and committees of the Board, to oversee and recommend matters of corporate governance, and to review and approve employee compensation matters, including matters regarding the Company’s various benefit plans. The Nominating, Governance and Compensation Committee met four times during 2002. The Committee currently consists of Chairman Morton H. Meyerson, David M. Carmichael and Thomas L. Kelly II.

The names of potential director candidates are drawn from a number of sources, including recommendations from members of the Board, management and Stockholders. Stockholders wishing to recommend Board nominees should submit their recommendations in writing to the Secretary of the Company, with the submitting Stockholder’s name and address and pertinent information about the proposed nominee similar to that set forth for the nominees named herein. A Stockholder intending to nominate an individual as a director at an annual meeting, rather than recommend the individual to the Company for consideration as a nominee, must comply with the advance notice requirements set forth in the Company’s bylaws.

Corporate Governance Matters

During the course of 2002, the Nominating, Governance and Compensation Committee and the Board of Directors approved several corporate governance initiatives, many of which were in response to the Sarbanes-Oxley Act of 2002 and related SEC rules and NYSE governance standards, enactments and proposals. In September 2002, the Board of Directors approved the addition of corporate governance functions to the former Nominating and Compensation Committee, which was renamed the Nominating, Governance and Compensation Committee. In

September and November 2002, upon the recommendation of said Committee, the Board of Directors approved the ENSCO Code of Business Conduct Policy and the ENSCO Corporate Governance Policy, respectively, both of which are published in full in the new Corporate Governance section of the Company’s website (www.enscous.com/CorpGov.asp).

The ENSCO Code of Business Conduct Policy applies to all of the Company’s employees, including the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, and other persons performing similar functions. Pursuant to the ENSCO Code of Business Conduct Policy, the Company and the Board of Directors established provisions for confidential and anonymous submission of reports of non-compliance with Company policy, practices, standards and procedures to a management committee and also established means for submission of reports of irregularities by any employee or other person directly to the chairmen of the Company’s two standing Board committees. The governance practices adopted by the Board of Directors during 2002 provide that the Board shall conduct regular executive sessions without management, a formal annual evaluation of the CEO’s performance, and an annual self-evaluation of the Board and its committees. Both of the Board’s standing committees are comprised exclusively of independent directors, and the Board of Directors has determined that each of the three members of the Audit Committee, Chairman Haddock and Messrs. Rowsey and Staff, meets the requisite SEC criteria to qualify as an audit committee financial expert.

The Board of Directors, its standing committees and management of the Company are committed to continue proactively pursuing best practices of corporate governance, accountability and transparency. In this regard, the Company’s website has a direct link to the SEC’s EDGAR system filings relating to the Company, which filings now include all Forms 3, 4 or 5 filed pursuant to Section 16 of the Securities Exchange Act of 1934. A new Corporate Governance section of the Company’s website contains the Company’s Audit Committee Charter, the Nominating, Governance and Compensation Committee Charter, the ENSCO Corporate Governance Policy and the ENSCO Code of Business Conduct Policy. Additional data available in the Corporate Governance section of the Company’s website include information on the composition and functions of the Board and its committees as well as instructions on submission of whistleblower reports.

Compensation of Non-Employee Directors

Each non-employee director receives annual compensation of $36,000, paid quarterly, one-half in cash and one-half in shares of Company Common Stock. Additionally, each non-employee director receives $1,000 in cash for each Board of Directors and committee meeting attended. Any non-employee director that serves the Company as Chairman of the Board of Directors, Chairman of the Nominating, Governance and Compensation Committee or Chairman of the Audit Committee also receives an additional $500 in cash for each meeting at which the director acts as Chairman. Non-employee directors are also eligible to participate in the Company’s group medical and dental insurance plan on the same basis as full-time Company employees. A non-employee director’s contribution to group medical and dental insurance premium costs is withheld from the quarterly payments of the director’s annual retainer. Directors who are also employees of the Company do not receive any additional compensation for their services as directors.

The number of shares of Common Stock issued quarterly under the ENSCO International Incorporated 1998 Incentive Plan as part of the annual compensation of each non-employee director is determined by dividing into $4,500 the average of the high and low prices of the Common Stock on the New York Stock Exchange on the first business day of each quarter. Thus, in 2002 Messrs. Carmichael, Haddock, Kelly, Meyerson and Rowsey received 685 shares of Common Stock at an average price of between $23.70 and $30.50 per share. Following his election to the Board on May 14, 2002, Mr. Joel V. Staff received 347 shares of Common Stock at an average price of between $25.01 and $30.50.

In May 1996, the Stockholders approved the Company’s 1996 Non-Employee Directors’ Stock Option Plan (“Directors’ Plan”) which was adopted by the Board of Directors on February 21, 1996. Under the Directors’ Plan, 600,000 shares of Common Stock are reserved for issuance. Pursuant to the Directors’ Plan, non-employee directors are granted options to purchase shares of Common Stock as follows: (a) each non-employee director elected after February 21, 1996 who has not previously served as a director shall be granted an option, effective as of the date such director is elected, to purchase 15,000 shares of Common Stock and (b) each other non-employee director elected at, or continuing to serve following, each annual Stockholders meeting, commencing with the 1996 Annual Meeting, shall be granted an option to purchase 6,000 shares of Common Stock. Each of Messrs. Carmichael, Haddock, Kelly, Meyerson and Rowsey was granted options to purchase 6,000 shares of Common Stock on May 14, 2002 at an exercise price of $35.205 per share, and Mr. Staff was granted options to purchase 15,000 shares of Common Stock at such price on said date. On May 13, 2003, Messrs. Carmichael, Haddock, Kelly, Meyerson, Rowsey and Staff shall each receive an option to purchase 6,000 shares, all at an exercise price per share equal to the average of the high and low selling price of Common Stock on that date. Such awards for Messrs. Haddock and Rowsey are subject to their election at the Annual Meeting.

EXECUTIVE COMPENSATION

The following table sets forth a summary of all compensation, including cash and other forms of remuneration, awarded through February 28, 2003, for services rendered in all capacities to the Company during 2002, to the Chief Executive Officer and the four other most highly compensated executive officers. The table also includes a summary of all compensation, including cash and other forms of remuneration, paid to these named individuals for the years 2001 and 2000.

Summary Compensation Table

	Year	Annual Compensation		Long –Term Compensation Awards		All Other Compen- sation ($)(4)
Name and Principal Position		Salary ($)	Bonus ($)(1)	Restricted Stock Award ($)(2)	Securities Underlying Options (#)(3)
Carl F. Thorne Chief Executive Officer	2002 2001 2000	635,250 577,500 525,000	278,456 587,763 270,158	N/A N/A N/A	125,000 200,000 N/A	54,655 77,489 48,063

C. Christopher Gaut Senior Vice President, Chief Financial Officer, Member – Office of the President and Chief Operating Officer(5)	2002 2001 2000	324,500 277,200 242,000	115,361 228,278 105,741	N/A N/A N/A	65,000 125,000 N/A	28,275 34,491 20,440

William S. Chadwick, Jr. Senior Vice President, Member – Office of the President and Chief Operating Officer	2002 2001 2000	306,750 230,425 209,475	110,255 177,056 74,751	N/A N/A N/A	65,000 125,000 N/A	26,701 29,050 18,162

Phillip J. Saile President and Chief Operating Officer, ENSCO Offshore International Company	2002 2001 2000	306,750 224,500 199,500	110,255 176,754 63,096	N/A N/A N/A	65,000 100,000 N/A	29,610 29,997 16,063

Eugene R. Facey Vice President – Engineering(6)	2002 2001 2000	216,425 205,425 189,000	43,903 95,899 61,354	N/A N/A N/A	N/A 100,000 N/A	18,873 25,690 15,547

N/A—Not Applicable.

(1)	The amounts disclosed in this column represent the bonus awarded pursuant to the Company’s Key Employees’ Incentive Compensation Plan in respect of the corresponding year. Bonuses are awarded in the first quarter based on the Company’s performance in the previous year. Bonuses are payable as follows: 50% of the amount awarded is paid in the first quarter of the year in which the award was made, and the remainder is payable in two equal installments during the first quarter of the two subsequent years, provided the officer remains employed by the Company at such date.

(2)	The amounts disclosed in this column, if any, represent the value of restricted stock awards on the date of grant. The restricted stock awards have vesting schedules of ten years and vest based on the passage of time and the continued employment of the named executive. The total number of shares of unvested restricted stock held as of December 31, 2002, and the value of such shares, based on the closing price of the Common Stock at December 31, 2002 of $29.45, is as follows: Mr. Gaut, 10,000 shares ($294,500), of which 6,000 were scheduled to vest at the rate of 2,000 per annum and 4,000 of which were scheduled to vest at the rate of 2,000 per annum, all of which were forfeited upon Mr. Gaut’s resignation on February 28, 2003; Mr. Chadwick, 14,000 shares ($412,300) of which 6,000 vest at the rate of 2,000 per annum, 4,000 vest at the rate of 2,000 per annum and 4,000 of which vest at the rate of 1,000 per annum; Mr. Saile, 14,000 shares ($412,300) of which 6,000 vest at the rate of 2,000 per annum, 4,000 vest at the rate of 2,000 per annum and 4,000 of which vest at the rate of 1,000 per annum; and Mr. Facey, 19,000 shares ($559,550) of which 10,000 vest at a rate of 2,000 per annum and 9,000 of which vest at a rate of 1,500 per annum. Each of the named executive officers are entitled to receive all dividends and other distributions paid with respect to those shares of restricted stock held by such executive officers.

(3)	Amounts in this column represent options to acquire shares of Common Stock. The Company does not have SARs.

(4)	Amounts in this column for 2002 include premiums paid for group term life insurance and contributions to various Company benefit plans, which are as follows:

	Group Term Life Insurance	Company Contributions			Total
Name		ENSCO Savings Plan	Profit Sharing Plan	SERP
Carl F. Thorne	$2,736	$8,000	$20,157	$23,762	$54,655
C. Christopher Gaut	1,753	8,000	10,297	8,225	28,275
William S. Chadwick, Jr.	1,630	8,000	9,734	7,338	26,701
Phillip J. Saile	3,147	8,000	10,274	8,189	29,610
Eugene R. Facey	1,185	8,000	6,867	2,821	18,873

(5)	Mr. Gaut resigned from the Company to pursue another professional opportunity effective February 28, 2003.

(6)	Mr. Facey has informed the Company of his intention to retire from full-time employment effective April 30, 2003.

The following table sets forth information regarding individual grants of stock options made to each of the named executive officers during the year ended December 31, 2002:

Option Grants in Last Fiscal Year

Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($ per share)	Expiration Date	5% ($)	10% ($)
Carl F. Thorne	125,000	9.2%	31.77	6/3/2007	1,097,010	2,424,106
C. Christopher Gaut	65,000	4.8%	31.77	6/3/2007	570,445	1,260,535
William S. Chadwick, Jr.	65,000	4.8%	31.77	6/3/2007	570,445	1,260,535
Phillip J. Saile	65,000	4.8%	31.77	6/3/2007	570,445	1,260,535
Eugene R. Facey	0	0%	N/A	N/A	N/A	N/A

The following table sets forth information regarding aggregated option exercises in 2002, the number of unexercised options segregated by those that were exercisable and those that were unexercisable at December 31, 2002, and the value of the in-the-money options segregated by those that were exercisable and those that were unexercisable at December 31, 2002:

Aggregated Option Exercises in Last

Fiscal Year and Fiscal Year-End Option Values

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at December 31, 2002		Value of Unexercised In-the-Money Options at December 31, 2002($)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Carl F. Thorne	200,000	1,464,250	200,000	325,000	3,015,000	1,005,000
Christopher Gaut	150,000	974,313	134,150	196,250	2,068,290	753,750
William S. Chadwick, Jr.	50,000	394,063	143,750	196,250	2,261,250	753,750
Phillip J. Saile	100,000	695,682	56,250	171,250	628,125	628,125
Eugene R. Facey	36,250	564,763	25,000	106,250	0	628,125

REPORT OF THE NOMINATING, GOVERNANCE AND COMPENSATION COMMITTEE

Compensation Philosophy and Objectives

The philosophy of the Company’s compensation program is to attract, employ, retain and reward executives capable of leading the Company in achieving its business objectives. These objectives include the preservation of a strong financial posture, improvement of the size and quality of the Company’s asset base, and positioning the Company’s assets and business segments in geographic and industry markets offering long-term growth in profitability relative to the Company’s competitors. The accomplishment of these objectives is measured against conditions characterizing the industry in which the Company operates.

Executive Officer Compensation

The Company’s executive officer compensation program is comprised of base salary, annual cash incentive compensation and long-term incentive compensation in the form of stock options and restricted stock. Additionally, executive officers may participate, on the same basis as other employees, in the employer matching and profit sharing provisions of the Company’s defined contribution 401(k) and Supplemental Executive Retirement Plans which allow all employees to save for their retirement on a tax deferred basis. For 2002, the maximum total Company matching contribution available to officers and other employees was 5% of salary. Profit sharing contributions, which are closely aligned with the Company’s financial performance, amounted to approximately 3.2% of base salary for executive officers and other employees for the year.

Base salary levels for the Company’s executive officers are set relative to the Company’s competitors and reflect the Nominating, Governance and Compensation Committee’s assessment of the executive’s contribution in relation to the Company’s financial and stock performance, and the achievement of specified business objectives. Effective July 1, 2002, the Company increased the base salaries of executive officers pursuant to a review of the compensation of all employees worldwide.

Another element of compensation is the Company’s Key Employees’ Incentive Compensation Plan (the “Incentive Compensation Plan”), under which key employees may receive a cash bonus upon the achievement of predetermined performance goals and a supplemental award as determined by the Committee. The purpose of the Incentive Compensation Plan is to link the cash compensation of executive officers and management directly to the Company’s financial performance and certain other goals and objectives related to enhancement of stockholder value, and to provide a layer of variable cash compensation which enables the Company to be strongly competitive in attracting and retaining talented personnel during periods of high demand without creating an unduly high fixed cost overhead structure, which could be burdensome during periods of weak demand. The total amount of the awards indicated by performance measurement formulae is limited as a function of net income. Based upon financial results for the year, the Company paid both formula derived and discretionary awards to executive officers in 2003 relative to 2002 performance. Bonuses earned under the Incentive Compensation Plan vest over three years, generally contingent upon continued employment with the Company.

Based on extensive analysis of Plan results over a five-year period and consistent with the Company’s intent that the Plan comply with Section 162(m) of the Internal Revenue Code, the Key Employees’ Incentive Compensation Plan has been refined. The amended and restated Plan, proposed to be effective January 1, 2003, will be presented at the Annual Meeting of Stockholders for approval as specified in the Company’s Proxy Statement.

An additional longstanding objective of the Committee has been to reward executive officers with equity compensation, in keeping with the Company’s overall compensation philosophy of granting equity compensation to its personnel in an effort to further instill stockholder perspective and values in the actions of employees and executive officers. Both stock options and grants of restricted stock historically have been used to reward and provide incentives to executive officers, and to retain them through the potential of share value appreciation and equity accumulation. Such awards vest over a number of years and are therefore long-term in nature. Stock option awards were made to executive officers of the Company in 2002, all vesting over four years, having a five year term, and exercisable at the market value of the stock as of the date of award. There were no restricted stock grants to the Company’s five highest compensated executive officers during 2002. The Committee will continue to review, on an annual basis, the equity participation awards outstanding to the executive officers of the Company and will consider additional awards from time to time, based upon the philosophy stated above, the financial performance of the Company, and the Committee’s assessment of each executive’s ability to influence the Company’s long-term growth and profitability. Because the value of stock options and restricted stock should, over time, bear a direct relationship to the Company’s stock price, the Committee believes the award of options and grants represents an effective incentive to create value for the Stockholders.

Chief Executive Officer Compensation

The Chief Executive Officer’s (“CEO”) salary is reviewed once annually, consistent with the Company’s salary administration policy for all shore-based employees. Adjustments are considered by the Committee based upon the Company’s financial and stock performance, its progress in achieving specified business objectives, and with regard to the salaries paid to chief executive officers of the Company’s competitors. Effective July 1, 2002, the CEO’s salary was increased to $665,500 per year.

In accordance with the terms of the Incentive Compensation Plan, the CEO was awarded an incentive bonus of $278,456 in 2003 relative to 2002 performance. This was comprised of an amount of $79,055, determined solely by reference to the pre-established formula under the Incentive Compensation Plan, and a supplemental amount of $199,401 based upon the Committee’s assessment of the CEO’s contribution in connection with the Company’s financial and stock performance, the achievement of performance objectives and in consideration of the total compensation paid to chief executive officers of the Company’s competitors. All bonuses awarded vest over three years.

In recognition of the Company’s achievement and financial performance during 2002, the CEO was awarded options to purchase 125,000 shares of the Company’s Common Stock. The options granted to the CEO vest over four years, are valid for a five-year term, and are exercisable at the market value of the Common Stock on the date of award.

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to the Company’s chief executive officer and each of the four other most highly compensated officers, unless such compensation meets certain specific requirements. The compensation programs for the Company are designed generally to preserve the tax deductibility of compensation paid to its executive officers. The Committee will, however, take into consideration the various other factors described in this report, together with Section 162(m) considerations, in making executive compensation decisions, and could, in certain circumstances, pay compensation that is not fully tax deductible.

Nominating, Governance and Compensation Committee

Morton H. Meyerson, Chairman

David M. Carmichael

Thomas L. Kelly II

March 1, 2003

The following table sets forth, as of December 31, 2002, certain information related to the Company’s compensation plans under which shares of its Common Stock are authorized for issuance:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

	(a)	(b)	(c)

Equity compensation plans approved by security holders	4,888,000	$25.96	5,932,025

Equity compensation plans not approved by security holders*	352,842	$18.20	—

Total	5,240,842	$25.44	5,932,025

*	In connection with the acquisition of Chiles Offshore Inc. (“Chiles”) on August 7, 2002, the Company assumed Chiles’ stock option plan and the outstanding stock options thereunder. At December 31, 2002, options to purchase 349,842 shares of the Company’s common stock, at a weighted-average exercise price of $18.11 per share, were outstanding under this plan. No shares of the Company’s common stock are available for future issuance under this plan, no further options will be granted under this plan and the plan will be terminated upon the earlier of the exercise or expiration date of the last outstanding option.

Compensation Committee Interlocks and Insider Participation

During the course of 2002, the members of the Nominating, Governance and Compensation Committee were Morton H. Meyerson, David M. Carmichael and Thomas L. Kelly II. No member of the Nominating, Governance and Compensation Committee is involved in a relationship requiring disclosure as an interlocking executive officer/director or under Item 404 of Regulation S-K or as a former officer or employee of the Company.

PROPOSAL 2

APPROVAL OF THE COMPANY’S REVISED AND RESTATED KEY EMPLOYEES’ INCENTIVE COMPENSATION PLAN

The ENSCO International Incorporated Key Employees’ Incentive Compensation Plan, as revised and restated effective January 1, 2003 (the “Plan”), is being submitted for stockholder approval pursuant to requirements of the Internal Revenue Code of 1986, as amended (the “Code”), and specifically those amendments to the Code added by the Omnibus Budget Reconciliation Act of 1993 (“OBRA”) regarding executive compensation. Under OBRA, which became law in August 1993, publicly-held companies may be limited as to income tax deductions to the extent total remuneration (including cash and/or stock bonuses) for certain executive officers exceeds $1 million in any one year. However, OBRA provides an exception for “performance-based” remuneration, including amounts paid under qualifying bonus plans. OBRA requires that certain actions be taken by a committee responsible for compensation comprised of two or more outside directors and that the material terms of such remuneration be approved by a majority vote of the Stockholders in order for compensation paid under bonus plans to qualify as “performance-based” remuneration. After such approval, no additional approval is required unless the committee responsible for compensation changes the material terms of the performance goal. If, however, such committee has authority to change the targets under a performance goal after stockholder approval of the goal, material terms of the performance goal must be disclosed to and reapproved by Stockholders no later than the first Stockholder meeting that occurs in the fifth year following the year in which Stockholders previously approved the performance goal.

The Plan, which is similar to and revises and restates the Company’s previously adopted key employees’ incentive compensation plan (the “Predecessor Plan”) which applied with respect to all fiscal years ending before January 1, 2003, is being submitted to the Company’s Stockholders for approval to qualify the formula derived bonuses as exempt “performance based” remuneration under the Code and OBRA. A copy of the Plan is attached hereto as Exhibit B and is incorporated herein by reference. The following summary of the Plan is subject to and qualified in its entirety by the Plan.

General

The Plan is designed to promote the interests of the Company and its Stockholders by stimulating the efforts of the Participants (as defined below) on behalf of the Company by establishing a direct relationship between the payment of formula derived bonuses to certain of the Company’s key employees and key performance factors of the Company. The key performance factors are return on assets, relative financial performance in the industry, and key operational or functional objectives. The Plan also provides for discretionary bonuses.

The purpose of the Plan is to motivate and reward key employees for achievement of Company, Unit, and individual goals important in furthering stockholder interests. While it includes direct measures of return on assets employed, it will also consider other financial measures, operational objectives aimed at protecting stockholder interests, and performance criteria important to future financial performance. Thus, it provides a balanced focus. The Plan provides annual cash compensation tied to short term measures, which are important in improving and sustaining stockholder return. Subject to employment continuation requirements, bonuses awarded for a fiscal year are paid in three installments over a two-year period, 50% in the year in which the award is made and 25% in each of the two subsequent years, therefore providing a retention factor for key employees.

Administration

The Plan will be administered by the Nominating, Governance and Compensation Committee of the Company’s Board of Directors (the “Committee”) that will at all times consist solely of at least two “outside directors” as such phrase is defined by Section 162(m) of the Code, and the rules and regulations promulgated pursuant thereto. The Committee currently consists of Chairman Morton H. Meyerson and Messrs. David M. Carmichael and Thomas L. Kelly II, all of whom qualify as outside directors.

The Committee will have the authority, subject to the limitations set forth in the Plan or otherwise imposed by Section 162(m), to interpret the Plan and to adopt, amend and rescind such rules and regulations as, in its opinion, are necessary for the administration of the Plan and to make such other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations and interpretations of the Committee relating to the Plan will be final and conclusive on the Company and all Participants under the Plan.

Participants

The persons eligible to participate in the Plan in any given fiscal year (“Fiscal Year”) of the Company will be any officer or other key employee of the Company, its subsidiaries or affiliates recommended by the Company’s Chief Executive Officer or the Chief Operating Officer of ENSCO Offshore International Company, as appropriate, and approved by the Committee on or before the commencement of such Fiscal Year. Eligible positions from which individuals may be selected for participation include positions evaluated to be at salary grade 22 and above. A new or current employee who moves into an eligible position during the Fiscal Year may participate at the discretion of the Chief Executive Officer of the Company or, with respect to employees of ENSCO Offshore International Company and its subsidiaries, at the discretion of the Chief Operating Officer of ENSCO Offshore International Company. Such individual’s bonus will be prorated for the portion of the Fiscal Year the individual was eligible. Currently, 168 officers and key employees have been designated as Participants in the Plan.

Calculation of Formula Derived Bonus Amount

Each Fiscal Year, commencing with the Fiscal Year ending December 31, 2003, formula derived bonus amounts are based on a combination of three factors considered to be important in sustaining the performance of the

Company as a viable competitor in its industry. These three factors are (i) return on net assets employed before interest and taxes (“RONAEBIT”), (ii) relative financial performance, and (iii) functional criteria, each of which is described below.

RONAEBIT is a benchmark comparison with other investment opportunities and also rewards generation of cash and effective balance sheet management. By excluding interest and taxes, the calculation focuses on operating measures that Unit management can control. The following states RONAEBIT as a formula:

RONAEBIT =                    Earnings Before Interest and Taxes (“EBIT”)

Average Net Assets Employed (“Average NAE”)

EBIT is operating income after charges for general and administrative expense as published in the financial reports of the Company, depreciation of fixed assets, amortization of leasehold improvements, and other intangibles; but before federal and state income taxes, interest income and expense, accruals for bonuses under the Plan, currency gains and losses, gains and losses on the sale of securities and fixed or capital assets not involving the sale of a business unit, and write-up of fixed assets as a result of an acquisition. The effect of material extraordinary items will not be included in calculating EBIT, including, but not limited to, litigation awards or settlements, insurance recoveries, and costs, gains or losses on the sale of subsidiaries, divisions, business units or assets.

Net Assets Employed included in the formula depend on whether the measure is at the Company or Unit level. At the Company level it includes total assets, including goodwill, less cash and cash equivalents and non-interest bearing liabilities (except accrued interest, accruals for bonuses under the Plan, and dividends payable). For Units it includes net property and equipment plus inventory and accounts receivable less accounts payable. The modified definition of assets at the Unit level is necessary as certain balance sheet accounts are not allocated to this level under the Company’s standard accounting practices.

Average NAE is a thirteen (13) point average of net assets employed at the Company or Unit level at the end of each month starting with the last day of the year prior to the applicable Fiscal Year and ending with the last day of the Fiscal Year.

Unit is any business unit, region or major department of the Company or its subsidiaries, with a defined management group, for which performance measures under the Plan are applied, including, but not limited to, Marine, North America, Europe / Africa and Asia Pacific business units and South America and Trinidad regions.

Relative Financial Performance recognizes that the volatility and impact of market forces creates a need to measure performance against an industry benchmark in order to have a meaningful incentive program. At the Company level, EBITDA Margin is used as the relative criteria of performance comparing the Company as a whole to Peer Companies in the same industry. For Units (which as a group significantly affects, if not controls, Company results), an absolute measure of Operating Margin is used.

EBITDA Margin is that percentage calculated by dividing EBIT before depreciation and amortization by operating revenue.

Peer Companies are Diamond Offshore, GlobalSantaFe, Noble Corporation, Pride International, Rowan and Transocean.

Operating Margin is that percentage calculated by dividing operating income plus depreciation and general and administrative expense by operating revenues.

Functional Criteria are key functional objectives, including quantitative, measurable performance criteria determined from time to time by the Committee.

Company performance for a Fiscal Year is currently measured based on RONAEBIT and EBITDA Margin and the goals and objectives against which the Company’s performance will be evaluated are determined by the Committee before the Fiscal Year.

Objectives or performance goals for each Unit (including sectors within a Unit) will be established at the start of the Fiscal Year and approved by the Chief Executive Officer of the Company or the Chief Operating Officer of ENSCO Offshore International Company. Goals that are to be measured as part of the Plan are presented to the Committee as part of the incentive goal setting process. The Committee will approve those levels of performance that, if achieved, will earn various percentages of the incentive opportunity for those objectives. Objectives for Units will include RONAEBIT and Operating Margin.

Individual or functional objectives will include objective, quantitative, measurable performance criteria. The primary individual objective will be safety performance. Safety is measured at the Company, Unit and individual rig levels on the basis of total recordable incident rate (“TRIR”) and compared to TRIR goals, which are established for each level at the start of each Fiscal Year. At the discretion of the Committee, audit exceptions, management effectiveness and cost control may also be specified prior to the beginning of the Fiscal Year as functional or individual objectives.

The three major categories of performance objective: Company, Unit, and individual are assigned weights indicating relative importance in evaluation of performance results for the Participant. Weights are additionally assigned to each of the performance objectives within each major category. Generally, it is expected that Unit Participants will be weighted more heavily on Unit criteria and less on Company criteria. Corporate staff employees and senior executives will generally be weighted more on Company performance criteria. The weight is the percentage of each Participant’s incentive maximum that can be earned by performance of the objectives within that section. The weights in the table below provide a general guide for administration of the Plan, but may be modified by the Committee as deemed appropriate.

Relative Weights of Company, Unit and Individual Performance

	Weighting of Performance Objectives
	Corporate	Division / Unit	Individual
Company
CEO	60-100%	-0-	0-40%
Senior VP & COO	60-100%	-0-	0-40%
Other Senior Management	60-100%	-0-	0-40%
Upper Middle Management	50-80%	-0-	20-50%
Middle Management	50-80%	-0-	20-50%
Unit
Senior Management	20%	40-80%	0-40%
Upper Middle Management	20%	30-60%	20-50%
Middle Management	20%	30-60%	20-50%

The total formula derived bonus amounts for a Fiscal Year shall be leveraged to 2.0% of the Company’s net income for that Fiscal Year using the following formula:

(2.0% ÷ Unadjusted % of Net Income) x Unadjusted Award = Formula Derived Bonus

The total formula derived bonus amounts may not be leveraged upward by a factor greater than two (twice the base formula derived bonus amounts without adjustment).

Limitation on Formula Derived Bonus Amounts

Each eligible position under Plan award guidelines has a formula derived bonus maximum award level stated as a percentage of salary based on the Participant’s level of accountability and potential impact on Company performance in an assigned job/salary grade. The formula derived bonus maximum award levels are defined below by salary grade:

Award Level	Salary Grade	Formula Derived Bonus Award

V	36 & Above	100% of Base Salary

IV	33 – 35	75% of Base Salary

III	28 – 32	55% of Base Salary

II	24 – 27	40% of Base Salary

I	22 – 23	25% of Base Salary

The maximum awards are based on competitive market data for positions at these levels in the same industry and also reflect the Company’s decision, as a matter of management compensation philosophy, to place an element of key personnel compensation “at risk” and dependent upon the commercial success of the business.

Discretionary Bonus Amount

In addition to formula derived bonus amounts for performance against Fiscal Year goals, a discretionary incentive pool will be established each Fiscal Year equal to 7.5% of eligible Participant payroll for that Fiscal Year. Any or all of this pool may be distributed among Participants at the discretion of the Committee based on contributions to corporate objectives by individuals or Units during the Fiscal Year and based on recommendations of the Chief Executive Officer of the Company or Chief Operating Officer of ENSCO Offshore International Company. Discretionary bonuses are made entirely at the discretion of the Committee and are primarily intended to ensure competitive total awards to corporate officers and business unit general managers (Award Level III and above) and redress rare inequities in formula derived bonus determinations or to reward exemplary performance on a very limited basis.

Limitation on Aggregate of Formula Derived and Discretionary Bonus Amount

Under no circumstances will any eligible Participant receive aggregate annual bonuses under the Plan (formula derived bonus plus discretionary bonus) that exceeds the lesser of (1) 100% of his or her maximum award shown in the table above or (2) twice the base formula derived bonus amounts without adjustment.

Presuming discretionary awards granted by the Board of Directors were the same, the following table summarizes the Formula Derived Awards (“FDA”) that would have been granted under the Plan with respect to the Fiscal Year ended December 31, 2002, if the Plan had been in effect for such Fiscal Year and the adjustments in the bonuses under the Predecessor Plan were to have been made under the Plan. The FDA would total $1,186,000 in either scenario.

Name and Position	Theoretical FDA Cash Bonus	Actual FDA Cash Bonus for the Fiscal Year 2002
Carl F. Thorne – Chairman of the Board and Chief Executive Officer	$108,935	$79,055
C. Christopher Gaut – Senior Vice President, Chief Financial Officer, Member—Office of the President and Chief Operating Officer	$41,004	$33,064
William S. Chadwick, Jr. – Senior Vice President, Member—Office of the President and Chief Operating Officer	$39,101	$31,529
Phillip J. Saile – President and Chief Operating Officer, ENSCO Offshore International Company	$39,101	$31,529
Eugene R. Facey – Vice President—Engineering	$19,806	$17,423
All Executive Officers as a Group (10 persons)	$302,282	$240,945
All Non-Executive Officer Directors as a Group (0 persons)	$0	$0
All Non-Executive Officer Employees as a Group (158 persons)	$883,718	$945,055

Payment of Bonuses

Payments under the Plan are made in cash in three installments. Subject to employment continuation requirements, the first installment of 50% of the total bonus amount for a Fiscal Year is earned on December 31 of that Fiscal Year. The second and third installments, each equivalent to 25% of the total bonus amount for a Fiscal Year, are earned on December 31 of the next two succeeding Fiscal Years, subject to meeting the requirement of continued employment through the dates on which such installments are paid. The first installment of the total bonus amount for a Fiscal Year will be paid once performance results have been determined and reviewed by the Committee and such awards have been calculated and approved by the Committee as soon as practicable after the end of the Fiscal Year. The second and third installments will be paid as soon as practicable after December 31 of each such succeeding Fiscal Year. Prior to the time of payment of an installment and in accordance with Committee rules, a Participant may elect to defer all or any portion of any installment of his or her bonus amount for a Fiscal Year and have such amount paid in accordance with the terms and conditions of any deferred compensation program sponsored and administered by the Company in which he or she is eligible at that time to participate.

A Participant who resigns or is terminated involuntarily “for cause” before the bonus amount for a Fiscal Year or any of the applicable installments is paid forfeits the unpaid amount but not any award that has been deferred as described in the preceding paragraph. In the event of retirement, death, termination due to disability, or termination “without cause” during the Fiscal Year, the total bonus amount for that Fiscal Year will be determined on a pro rata basis for the Fiscal Year, and all unpaid installments will become payable. If a change-in-control of the Company occurs, all unpaid installments of bonuses previously determined will be paid to Participants within 60 days of such event. The Committee may also determine to accelerate the payment of all unpaid installments if it finds that a major challenge to the control of the Company exists.

If a Participant is deemed to have (i) breached the ENSCO Code of Business Conduct Policy, or (ii) materially breached any other Company policy, the Committee, at its sole discretion, may disqualify the Participant from receiving any bonus for a given Fiscal Year in whole or in part. Participation in future Fiscal Years, however, may be considered independent of that decision.

Effective Date, Term and Amendment

Subject to approval of the Plan by the holders of a majority of the outstanding shares of each class of the Company’s common stock at the Annual Meeting, the Plan will be effective with respect to the Company’s Fiscal Year ending December 31, 2003, and will continue in effect for each Fiscal Year thereafter until terminated by the Board of Directors. The Board of Directors or the Committee will have the power to amend, modify or terminate the Plan, in its sole discretion. If the Stockholder approved Plan is subsequently amended in any material respect, it may be submitted for re-approval by Stockholders to preserve the qualification of the FDA as exempt “performance based” remuneration under the Code and OBRA. If the Plan is terminated, the Committee may in its discretion accelerate part or all of any unpaid installments.

Tax Consequences

Under federal tax law, taxable income will be realized by each eligible Participant upon the payment of cash bonuses to each such employee in the taxable year of the payment. The taxable income will be equal to the cash payment. The Company will be entitled to a deduction in an amount equal to the cash payments.

THE SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE IS FOR GENERAL INFORMATIONAL PURPOSES ONLY AND MAY NOT BE APPLICABLE TO ALL INDIVIDUALS. PARTICIPANTS SHOULD CONSULT THEIR OWN TAX ADVISORS FOR A DETERMINATION AS TO THE SPECIFIC TAX CONSEQUENCES APPLICABLE TO THEM.

Stockholder Approval

Stockholder approval of the Plan is required to qualify the FDA as exempt “performance based” remuneration under the Code and OBRA. No bonus payments will be made under the Plan unless and until such Stockholder approval is obtained.

The Board of Directors recommends a vote “FOR” the proposal to approve the revised and restated Plan.

PERFORMANCE GRAPH

The chart below presents a comparison of the five year cumulative total return, assuming $100 invested on December 31, 1997 and the reinvestment of dividends, if any, for the Common Stock, the Standard & Poor’s 500 Stock Price Index and the Dow Jones Oil Drilling, Equipment and Services Index. *

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

AMONG ENSCO INTERNATIONAL INCORPORATED, THE S & P 500 INDEX AND THE DOW JONES OIL DRILLING, EQUIPMENT AND SERVICES INDEX

Cumulative Total Return

	12/97	12/98	12/99	12/00	12/01	12/02
ENSCO INTERNATIONAL INCORPORATED	100.00	32.12	69.29	103.52	75.83	90.20
S & P 500 INDEX	100.00	128.58	155.64	141.46	124.65	97.10
DOW JONES OIL DRILLING, EQUIPMENT & SERVICES INDEX	100.00	48.41	73.71	109.41	75.38	69.39

*The Dow Jones Oil Drilling, Equipment and Services Index is comprised of forty companies in the oil drilling, equipment and services industry.

INDEPENDENT AUDITORS

KPMG LLP served as the Company’s independent auditors for the fiscal year ended December 31, 2002. Arthur Andersen LLP served as the Company’s independent auditors for the fiscal year ended December 31, 2001. In February 2003, the Audit Committee appointed KPMG LLP as the Company’s independent auditors for fiscal year 2003. Representatives of KPMG LLP are expected to be present at the Annual Meeting to respond to questions and to make a statement should they so desire.

Audit Fees

The aggregate fees billed by KPMG LLP and its affiliates (collectively, “KPMG”) applicable to 2002 for professional services were $560,000, comprised of $258,000 for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2002 and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, $127,000 for audits of foreign subsidiaries, $15,000 for domestic subsidiary audits and other attestations and $160,000 for the re-audit of the Company’s 2001 financial statements previously audited by Arthur Andersen LLP which was required to obtain merger-related consents for the SEC Form S-4 Registration Statement relating to the Company’s acquisition of Chiles Offshore Inc.

The aggregate fees billed by Arthur Andersen LLP and its affiliates (collectively, “Arthur Andersen”) applicable to 2001 for professional services were $273,000, comprised of $205,000 for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2001 and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, $53,000 for audits of foreign subsidiaries and $15,000 for domestic subsidiary audits and other attestations.

Audit-Related Fees

The aggregate fees billed by KPMG for audit-related services applicable to 2002 totaled $81,000, comprised of $15,000 for the audit of a Company benefit plan and $66,000 for work performed in connection with the Company’s Form S-4 Registration Statement relating to the Company’s acquisition of Chiles Offshore Inc.

The aggregate fees billed by Arthur Andersen for audit-related services applicable to 2001 were $15,000 for the audit of a Company benefit plan.

Tax Fees

The aggregate fees billed by KPMG for tax services applicable to 2002 totaled $184,000, and were comprised of $169,000 for compliance and planning services for foreign subsidiaries in The Netherlands and Denmark and $15,000 for miscellaneous domestic tax services.

The aggregate fees billed by Arthur Andersen applicable to 2001 for tax services were $9,000 related to a Company benefit plan.

Financial Information Systems Design and Implementation Fees

There were no fees billed by KPMG or Arthur Andersen during the fiscal years ended December 31, 2002 and 2001, respectively, for professional services rendered for information technology services relating to (a) directly or indirectly operating, or supervising the operation of, the Company’s information system or managing the Company’s local area network, or (b) designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to the Company’s financial statements or other financial information systems taken as a whole.

All Other Fees

There were no fees billed applicable to 2002 for services rendered to the Company by KPMG other than described above in “Audit Fees,” “Audit-Related Fees” and “Tax Fees.”

The aggregate fees billed by Arthur Andersen for services rendered to the Company, other than the services described above under “Audit Fees,” “Audit-Related Fees” and “Tax Fees” for the fiscal year ended December 31, 2001 were $80,000, comprised of $74,000 for a risk assessment study and $6,000 for other miscellaneous services.

Pre-approval Policies and Procedures

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the Company’s independent auditors. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditors.

With respect to audit services:

■	The Audit Committee provides for the pre-approval of specific audit services,

■	The Company prepares and submits to the Audit Committee an itemized listing of all audit services for which pre-approval is requested,

■	Such itemized listing includes, for each specific proposed audit service, the type of audit service, the entity subject to audit and the estimated audit fees,

■	Such itemized listing must be submitted in a timely manner to provide for the orderly engagement of approved audit services, and

■	The Company reports to the Audit Committee at each regularly scheduled meeting those pre-approved audit services that have been engaged and any changes in estimated fees.

With respect to non-audit services and any audit services not contemplated in the pre-approval policies and procedures discussed immediately above:

■	A proposal for such services must be presented to the Audit Committee in writing,

■	Such proposal includes a description and purpose of the services, the estimated fees and other terms of the engagement, and to the extent such services are non-audit services, a determination that such services qualify as permitted non-audit services and an explanation as to why the provision of such services would not impair the independence of the accountant,

■	The approval of any such services by the Audit Committee is conditional upon receipt by the Company of an engagement letter and independence letter from the accountant prior to the commencement of services, and

■	Copies of the engagement letters and independence letters of any such pre-approved services must be reported to the Audit Committee at each regularly scheduled meeting.

Additional policies and procedures will be added or modified from time to time as regulations and rules require.

All proceedings and actions relative to the pre-approval process, including copies of any documents reported to the Audit Committee, are included in the records of the Audit Committee.

GENERAL AND OTHER MATTERS

The Company believes that Proposal 1 and Proposal 2 are the only matters that will be brought before the Annual Meeting. However, if other matters are properly presented at the Annual Meeting, it is intended that the persons named in the proxy will vote in accordance with their best judgment on such matters.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than 10% Stockholders are required by Commission regulations to furnish the Company copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely upon review of the copies of such reports furnished to the Company during the year ended December 31, 2002, no director, officer or beneficial holder of more than 10% of any class of equity securities of the Company failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year.

INFORMATION CONCERNING STOCKHOLDER PROPOSALS

A holder of the Company’s securities intending to present a proposal at the 2004 Annual Meeting must deliver such proposal, in writing, to the Company’s principal executive offices no later than December 1, 2003 for inclusion in the Proxy Statement related to that meeting. The proposal should be delivered to the Company by certified mail, return receipt requested. A holder of the Company’s securities whose proposal is not included in the Proxy Statement related to the 2004 Annual Meeting, but who still intends to submit a proposal at that meeting, is required to deliver such proposal, in writing, to the Secretary of the Company at the Company’s principal executive offices, and to provide certain other information not less than 50 days, nor more than 75 days, prior to the meeting, in accordance with the Company’s bylaws. Any such proposal must also comply with the other provisions contained in the Company’s bylaws relating to Stockholder proposals.

A copy of the Company’s Annual Report to Stockholders for the year ended December 31, 2002 is being mailed to Stockholders with this Proxy Statement. The Annual Report to Stockholders does not constitute a part of the proxy soliciting material.

The Company will provide to each person solicited by this Proxy Statement, without charge except for exhibits, upon request in writing, a copy of its Annual Report on Form 10-K for the year ended December 31, 2002, including the financial statements and financial statement schedules, as filed with the Securities and Exchange Commission. Requests should be directed to the Secretary, ENSCO International Incorporated, 500 North Akard Street, Suite 4300, Dallas, Texas 75201-3331.

Whether or not you intend to be present at the Annual Meeting, you are urged to vote over the Internet, by telephone or return your proxy card or voting instructions promptly. If you are present at the Annual Meeting and wish to vote your stock in person, your proxy shall, at your request, be returned to you at the Annual Meeting.

By Order of the Board of Directors,

Cary A. Moomjian, Jr.

Vice President, General Counsel and Secretary

March 28, 2003

EXHIBIT A

CHARTER

AUDIT COMMITTEE

of

THE BOARD OF DIRECTORS

of

ENSCO INTERNATIONAL INCORPORATED

Mission Statement

The Audit Committee (“Committee”) will assist the Board of Directors in fulfilling its oversight responsibilities, including those which relate to (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the auditor’s (as defined below) qualifications and independence and (iv) the performance of the Company’s Internal Audit Department and the auditor. In performing its duties, the Committee will maintain effective working relationships with the Board of Directors, management, and the internal and external auditors. As used herein, the term “auditor” means the independent public accounting firm engaged to perform the Company’s audit required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Composition

The Committee shall be comprised of three or more Directors who are independent as defined in the Company’s Corporate Governance Policy and by applicable laws, rules and regulations. Committee members shall not simultaneously serve on the audit committees of more than two other public companies unless approved by the Board of Directors.

Committee members shall be appointed by the Board of Directors. The Committee shall appoint one member Committee Chairman following each Annual Meeting of Stockholders or whenever a vacancy occurs.

Each Committee member shall be financially literate, as such qualification is interpreted by the Board of Directors in its business judgment in accordance with applicable laws, rules and regulations.

At least one of the Committee members shall have financial management expertise, such qualification to be determined by the Company’s Board of Directors in accordance with and as required by applicable laws, rules and regulations.

Authority

The Committee is granted the authority to:

•	Directly appoint, approve the compensation of, oversee and discharge the auditor, which direction includes the authority to directly approve the auditor’s audit engagement fees and terms;

•	Pre-approve all audit services and permissible non-audit services to be performed for the Company and its subsidiaries by the auditor and its member firms, subject to the de minimis exceptions for non-audit services detailed in Section 10A(i)(1)(B) of the Exchange Act, and the rules and regulations promulgated thereunder.

•	Investigate any activity of the Company, with the full cooperation of all employees as requested by the members of the Committee; and

•	Retain persons, including professionals having special competence, as necessary to assist the Committee in fulfilling its responsibilities and engage independent legal counsel and other advisors regarding accounting or audit practices or other issues pertinent to the Committee.

The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee. The auditor shall report directly to the Committee.

Meetings

The Committee is to meet as many times as the Committee deems necessary. At a minimum, the Committee shall meet quarterly to discuss annual and quarterly financial statements with the auditor and management.

A written agenda for each meeting should be prepared and distributed to the Committee members and Board members in advance, along with any other relevant information.

As necessary or desirable, the Committee may request that members of management and representatives of the auditor be present at meetings of the Committee.

Additional attendees and matters to be reviewed at Committee meetings shall include the following:

•	The Company’s Manager—Internal Audit shall report, at least annually, on the results of audits and the current audit plan status.

•	The Company’s General Counsel shall periodically report to the Committee on legal matters that may have a significant impact on the Company’s financial statements.

The General Counsel also shall annually advise the Committee of, and the Committee shall discuss, the guidelines and policies by which the Company undertakes risk assessment and risk management, including the availability and cost of insurance.

•	The Committee shall periodically meet with the auditor, the Chief Financial Officer, the General Counsel, the internal auditors and Company management in separate executive sessions.

•	The Company’s Director—Tax shall periodically report to the Committee on tax matters that may have a significant impact on the Company’s financial statements.

Minutes

The Secretary or Assistant Secretary of the Company, or other such person as the Committee shall appoint, will prepare the minutes of each meeting and distribute a copy of the minutes to the Committee members and the other Directors.

Responsibilities

The Committee shall be empowered in accordance with its judgment to:

Internal Controls

1.	Review with the Company’s management and auditor the Company’s policies and procedures to confirm Company management’s opinion regarding the adequacy of internal accounting, financial reporting and disclosure controls and procedures.

2.	Inquire as to the extent to which internal and external auditors review computer systems and applications, the security of such systems and applications, and the contingency plan for processing financial information in the event of a system breakdown.

3.	Gain an understanding of whether internal control recommendations made by internal and external auditors have been implemented by management.

Financial and SEC Reporting

4.	Discuss the Company’s annual audited financial statements and quarterly financial statements with Company management and the auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other key content and disclosures to be included in the Company’s annual and quarterly reports filed with the SEC.

5.	Discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

6.	Review with management and the auditor, upon completion of their audit, the audited financial results for the year prior to their release to the public. This review is to encompass:

•	Significant transactions that are not a normal part of the Company’s operations;

•	Changes, if any, during the year in the Company’s accounting principles or their application; and

•	Significant adjustments proposed by the auditor;

•	The effect of regulatory policies and developments, including those related to accounting and SEC reporting, on the Company’s financial statements;

•	The effect of accounting initiatives, including any off-balance sheet structures, on the Company’s financial statements; and

•	Make a recommendation to the Board of Directors that approval be granted to include the audited financial results in the Company’s Annual Report on Form 10-K filed with the SEC.

7.	Provide its independent perspective to management for consideration in the resolution of financial statement issues and for discussion of significant judgment matters.

8.	Review and approve the Audit Committee Report that is required to be included in the Company’s annual proxy statement under SEC rules.

External Audit

9.	Discuss with the auditor any disclosed relationships or services that may impact the objectivity and independence of the auditor, discuss the auditor’s independence and take such further action as may be appropriate to verify the auditor’s independence.

10.	At least annually, obtain and review a report from the auditor regarding (i) the auditor’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (iii) all relationships between the auditor and the Company. The Committee shall present their conclusions with respect to the auditor to the full Board of Directors.

11.	Review, prior to the annual audit, the scope and general extent of the auditor’s audit plan.

12.	Review the auditor’s identification of issues and business and financial statement risks and exposures.

13.	Review and discuss reports from the auditor on the following:

•	all critical accounting policies and practices to be used;

•	all alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with Company management, including the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the auditor; and

•	other material written communications between the auditor and Company management, such as any management letter or schedule of unadjusted differences.

14.	Inform the auditor and management that the auditor and the Committee may communicate with each other at all times, and that the Committee Chairman may call a meeting whenever he deems it necessary.

15.	Instruct the auditor that the Committee expects to be advised if there are any areas that require its special attention.

16.	Evaluate the cooperation received from management by the auditor during their audit examination, including their access to all requested records, data and information. Also, elicit the comments of management regarding the responsiveness of the auditor to the Company’s needs. Inquire of the auditor whether there have been any disagreements with management which if not satisfactorily resolved would have caused them to issue a nonstandard report on the Company’s financial statements.

17.	Discuss with the auditor the quality of the Company’s financial and accounting personnel.

Internal Audit

18.	Review and approve the Internal Audit Department annual audit plan.

19.	Review significant findings and management’s response to internal audit reports, including follow-up actions.

Related Party Transactions and Compliance With Codes Of Ethical Conduct

20.	Review any proposed transaction between any Company officer or Director, or a relative or affiliate of any officer or Director, and the Company or any of its subsidiaries or affiliates to ensure that such “related-party” transactions are fair and in the overall best interest of the Company.

21.	Make, or cause to be made, all necessary inquiries of management and the auditor concerning established standards of corporate conduct and performance, and deviations therefrom.

22.	Review in-house policies and procedures for regular review of officers’ expenses and perquisites, including any use of corporate assets. Inquire as to the results of the review and, if appropriate, review a summary of the expenses and perquisites of the period under review.

23.	Review the results of the Company’s annual survey of compliance with the Company’s Code of Business Conduct Policy.

24.	Establish procedures for the receipt, retention and treatment of complaints received by the Company or Board of Directors regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting, auditing or business conduct matters.

Other

25.	Review and discuss disclosures made to the Committee by the Company’s principal executive officer(s) and principal financial officer(s) during their certification process for the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q regarding (i) any significant deficiencies and material weaknesses in the design or operation of internal controls and procedures for financial reporting or material weaknesses therein, and (ii) any fraud involving Company management or other employees who have a significant role in the Company’s internal controls and procedures for financial reporting.

26.	Apprise the Board of Directors, through routine Committee reports, distribution of minutes and special presentations as necessary, of significant developments in the course of performing the above duties.

27.	Review the annual Board performance evaluation as it relates to the Committee, and implement such measures as may be deemed appropriate to improve the performance and administration of the Committee.

28.	Annually review the Committee charter and recommend to the Board of Directors any appropriate extension or changes in the duties of the Committee or revisions of the Committee charter.

29.	Set policies for the Company’s hiring of employees or former employees of the auditor.

30.	Require management to establish procedures for the receipt, retention and treatment of reports by the Company’s internal and external attorneys regarding evidence of a material violation of an applicable United States federal or state securities law, material breach of fiduciary duty arising under United States federal or state law or similar material violation of any United States federal or state law by the Company or any officer, director, employee or agent of the Company.

EXHIBIT B

ENSCO INTERNATIONAL INCORPORATED

KEY EMPLOYEES’ INCENTIVE COMPENSATION PLAN

(As Revised and Restated Effective January 1, 2003)

ARTICLE I

INTRODUCTION, PURPOSE, AND EFFECTIVE DATE

1.1 Introduction

This document is the ENSCO International Incorporated (ENSCO) Key Employees’ Incentive Compensation Plan (the “Plan”). It sets forth the Plan’s purpose and objectives, performance factors, funding and award guidelines, eligibility and participation requirements, and administrative provisions.

The Plan is based on the premises that awards should focus attention on the interests of stockholders, reflect the nature of the positions covered by the Plan, and provide rewards consistent with competitive compensation practices for key employees. The key performance factors are return on assets, relative financial performance in the industry, and key operational or functional objectives. Performance measures may be adjusted over time, consistent with the economic environment. The Plan uses a combination of absolute and relative measures and incorporates a process of weighting Company, Unit and individual functional objectives, which collectively are used to determine Formula Derived Allocations.

The Plan also provides for potential Discretionary Allocations, the maximum amount of which may not exceed 7.5% of eligible KEIP payroll for that Plan Year. Except as otherwise provided herein, any or all of the Discretionary Allocation may be distributed among the Plan Participants in such manner as the Committee deems appropriate.

Each Participant’s Incentive Award for each Plan Year shall consist of the total of his or her Formula Derived and his or her Discretionary Allocations.

1.2 Purpose and Objectives of the Plan

The purpose of the Plan is to motivate and reward key employees for achievement of Company, Unit, and individual goals important in furthering stockholder interests. While it includes direct measures of return on assets employed, it will also consider other financial measures, operational objectives aimed at protecting stockholder interests, and performance criteria important to future financial performance. Thus, it provides a balanced focus. The Plan provides annual cash compensation tied to short term measures, which are important in improving and sustaining stockholder return. Subject to employment continuation requirements, Incentive Awards are paid in three installments over a two-year period, therefore providing a retention factor for key employees. (The method and timing of payments are covered in Article VI).

The Plan is designed to ensure that the formula derived portion of Incentive Awards payable under the Plan is fully deductible by the Company. Accordingly, the membership of the Committee shall meet the requirements of Treas. Reg. §1.162-27(c)(4) and the Committee shall not exercise any discretion, which could have the effect of increasing the amount of a Formula Derived Allocation that would otherwise be determined to be earned for a Plan Year by a “covered employee” within the meaning of Treas. Reg. §1.162-27(c)(2).

1.3 Effective Date and Stockholder Approval

The effective date of the revised and restated Plan is January 1, 2003, as approved by the Committee and the Board on November 12, 2002. The Plan shall be submitted to the stockholders of ENSCO for approval at the 2003 Annual Meeting of Stockholders.

ARTICLE II

PARTICIPATION AND ELIGIBILITY

2.1 Participation

A Participant is any officer or other key employee of the Company recommended by the Chief Executive Officer of ENSCO or the Chief Operating Officer of ENSCO Offshore International Company, as appropriate, and approved by the Committee for a given Plan Year. The Incentive Target (Maximum) Award will be based on the Participant’s level of accountability and potential impact on Company performance as reflected in an assigned job/salary grade as further defined in Article IV.

2.2 Eligible Employees

Eligible positions from which individuals may be selected for participation include positions evaluated to be at salary grade 22 and above. A new or current employee who moves into an eligible position during the Plan Year may participate at the discretion of the Chief Executive Officer of ENSCO or the Chief Operating Officer of ENSCO Offshore International Company. Such individual’s award will be prorated for the portion of the Plan Year the individual was eligible.

ARTICLE III

FUNDING AND STATUS OF PLAN

3.1 Funding and Status of Plan – General

The Plan is a payroll practice of the Company and not an employee benefit plan within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended. The Plan is not funded in the sense of a “funded plan” under ERISA, or Internal Revenue Service or other government regulations, which prescribe certain

Participant rights and fiduciary obligations. Funding for the Plan will be equivalent to the sum of individual Incentive Awards. However, total funding for each Plan Year for the Formula Derived Allocations is limited to a maximum stated percentage of Net Income for that Plan Year, as described hereafter. Funding is for accounting purposes only and does not confer any rights to Participants to any portion of such funds or any other Company assets except under the Plan rules and award guidelines. To the extent that a Participant acquires a right to receive payment from the Company under the Plan, such right shall be no greater than the rights of any unsecured creditor of the Company.

3.2 Adjustment to Formula Derived Incentive as Percent of Net Income

The total Formula Derived Allocation amounts for a Plan Year shall be leveraged to 2.0% of Net Income (see section 5.6.2) for that Plan Year using the following formula:

(2.0% ÷ Unadjusted % of Net Income) x Unadjusted Award = Formula Derived Allocation

The total Formula Derived Allocation may not be leveraged upward by a factor greater than two (twice the base Formula Derived Allocation without adjustment). Under no circumstances shall any eligible participant receive a total KEIP Incentive Award (Formula Derived plus Discretionary Allocation) greater than 100% of his or her Incentive Target (Maximum) Award.

3.3 Funding Tied to Performance on Financial and Operational Goals

The awards that can be earned in various performance areas are combined to determine the actual Formula Derived Incentive award. The approach to defining performance requirements and measuring results is described further in Article V. An Incentive Award worksheet illustrates how Formula Derived Incentives are determined based on areas of performance. These areas are Company, Unit (which may include sectors such as individual rigs or vessels) and individual performance. RONAEBIT, EBITDA Margin and Operating Margin are the only measures stated in the Plan for assessment of Company and Unit performance. Annual Incentive Awards may also contain a Discretionary Incentive component any or all of which may be distributed among Participants as determined by the Committee.

ARTICLE IV

INCENTIVE TARGET (MAXIMUM) AWARD AND OPPORTUNITY

4.1 Incentive Target (Maximum) Award

Each eligible position under Plan award guidelines has an Incentive Target (Maximum) Award level stated as a percentage of salary. The Incentive Target (Maximum) Award levels are defined below by salary grade:

Award Level	Salary Grade	Incentive Target (Maximum) Award

V	36 & Above	100% of Base Salary

IV	33—35	75% of Base Salary

III	28 – 32	55% of Base Salary

II	24 – 27	40% of Base Salary

I	22—23	25% of Base Salary

The Incentive Target (Maximum) Awards are based on competitive market data for positions at these levels in the same industry and also reflect the Company’s decision, as a matter of management compensation philosophy, to place an element of key personnel compensation “at risk” and dependent upon the commercial success of the business.

4.2 Discretionary Allocations

In addition to Formula Derived Incentive amounts for performance against Plan Year goals, a Discretionary Incentive pool will be established each Plan Year equal to 7.5% of eligible KEIP payroll for that Plan Year. Any or all of this pool may be distributed among Participants at the discretion of the Committee based on contributions to corporate objectives by individuals or Units during the Plan Year. Each Participant’s individual Discretionary Allocation for a Plan Year, if any, shall be that amount determined by the Committee, subject to the limitations described in sections 1.1, and 3.2 above. The Discretionary Allocation, if any, is funded “in addition to” the Formula Derived Allocation. While Discretionary Awards are made entirely at the discretion of the Committee, they are primarily intended to ensure competitive total awards to corporate officers and business unit general managers (Award Level III and above), and redress rare inequities in Formula Derived Award determinations or to reward exemplary performance on a very limited basis.

4.3 Disqualification of Award

The Plan is intended to align employee and stockholder interests. Occasionally unusual circumstances may arise that are not anticipated by the Plan. Should a situation occur where a Participant is deemed to have:

•	breached the ENSCO Code of Business Conduct Policy, or

•	materially breached any other ENSCO policy,

the Committee, at its sole discretion, may disqualify the Participant from receiving any award for a given Plan Year in whole or in part. Participation in future Plan Years may be considered independent of this decision.

ARTICLE V

PERFORMANCE MEASUREMENT AND AWARD DETERMINATION

5.1 General Performance Factors

Formula Derived Allocations are based on a combination of three factors considered to be important in sustaining performance as a viable competitor in its industry. These three factors are return on assets employed (using RONAEBIT), relative financial performance, and functional criteria.

Return on Net Assets Employed before Interest and Taxes (RONAEBIT) – This measure enables a benchmark comparison with other investment opportunities and also rewards generation of cash and effective balance sheet management. By excluding interest and taxes, the calculation focuses on operating measures that Unit management can control. The following states RONAEBIT as a formula:

RONAEBIT =             Earnings1 Before Interest and Taxes (“EBIT”)

Average Net Assets2 Employed (“Average NAE”)

1The “Earnings” in “EBIT” is operating income before accruals for Incentive Awards and after charges for G & A, depreciation of fixed assets and amortization of leasehold improvements, goodwill and other intangibles. [See definitions section, under EBIT, for full list of P&L items excluded].

2”Assets” included in the formula depend on whether the measure is at the Company or Unit level. At the Company level it includes total assets, including goodwill, less cash and cash equivalents and non- interest bearing liabilities (except accrued interest, Incentive Award accruals, and dividends payable). For Units it includes net property and equipment plus inventory and accounts receivable less accounts payable. The modified definition of assets at the Unit level is necessary as certain balance sheet accounts are not allocated to this level under the Company’s standard accounting practices.

Relative Financial Performance – The volatility and impact of market forces creates a need to measure performance against an industry benchmark in order to have a meaningful incentive program. At the Company level, EBITDA Margin is used as the relative criteria of performance comparing the Company as a whole to Peer Companies in the same industry. For Units (which as a group significantly affects, if not controls, Company results), an absolute measure of Operating Margin is used.

Functional Criteria – The Formula Derived Incentive Award calculations are based partially upon attainment of key functional objectives. Functional objectives will include quantitative, measurable performance criteria. Specific objectives will be determined from time to time by the Committee.

5.2 Procedure for Measuring Company Performance

The Committee will establish goals and objectives against which the Company’s performance will be evaluated for the Plan Year. Currently, the measures incorporated for Company performance are Return on Net Assets Employed Before Interest and Taxes (RONAEBIT), and EBITDA Margin (see definitions section).

5.2.1 RONAEBIT as a Company Measure

Forty percent (40%) of the incentive opportunity for this objective will be earned when the Company’s RONAEBIT (as defined in Article VII) reaches 200% of the Risk Free Rate of Return (as defined in Article VII). Sixty percent (60%) of the incentive opportunity is earned when the Company’s RONAEBIT reaches 250% of the Risk Free Rate of Return. Eighty percent (80%) of the incentive opportunity is earned when the Company’s RONAEBIT reaches 300% of the Risk Free Rate of Return. One hundred, percent (100%) of the incentive opportunity is earned when the Company’s RONAEBIT reaches 350% of the Risk Free Rate of Return. At the discretion of the Committee, the maximum levels may be adjusted to reflect current business conditions prior to the beginning of a Plan Year.

5.2.2 EBITDA Margin as a Company Measure

EBITDA Margin is used as a measure of the Company’s performance as compared to Peer Companies in the industry as defined in Article VII. No incentive is earned with regard to this performance objective unless the Company’s EBITDA Margin is better than all but two of the Peer Companies, and is at least 25%. Sixty percent (60%) of the incentive opportunity is earned upon achieving these two objectives. Subject to the minimum EBITDA Margin rate requirement of 25%, eighty percent (80%) of the incentive opportunity is earned once the Company’s EBITDA Margin is better than all but one of the Peer Companies. Subject to the minimum EBITDA Margin rate requirement of 25%, one hundred percent (100%) of the incentive opportunity is earned when the Company’s EBITDA Margin exceeds those of all Peer Companies.

The goals set are on a scale, which may be changed by the Committee, as it deems appropriate. The information in Table I illustrates this approach.

TABLE I

Performance Measure	40% Earned	60% Earned	80% Earned	100% Earned

RONAEBIT vs. Risk Free Rate of Return	x 200%	x 250%	x 300%	x 350%

Performance Measure	40% Earned	60% Earned	80% Earned	100% Earned

EBITDA Margin	Not Applicable	3rd Best	2nd Best	Best

5.2.3 Other

Only EBITDA Margin and RONAEBIT are included as specified Company performance measures in the Plan.

5.3 Procedure for Measuring Unit Performance

Objectives or performance goals for each Unit (including sectors within a Unit) will be established at the start of the Plan Year and approved by the Chief Executive Officer of ENSCO or the Chief Operating Officer of ENSCO Offshore International Company. Goals that are to be measured as part of the Plan are presented to the Committee as part of the incentive goal setting process. The Committee will approve those levels of performance that, if achieved, will earn various percentages of the incentive opportunity for those objectives. Objectives for Units will include RONAEBIT and Operating Margin.

5.3.1 RONAEBIT at the Unit Level

The RONAEBIT performance goals will be established based upon historic performance data and projected business conditions, consistent with performance objectives for the Company as a whole. It is anticipated that RONAEBIT performance goals at the Unit level will be higher than objectives for the Company as a whole. Specific RONAEBIT performance goals may vary among Units due to differing business conditions.

5.3.2 Unit Operating Margin

As with RONAEBIT, performance goals will be established based on historic performance data and projected business conditions, consistent with those performance objectives established for the Company as a whole. No measure against Peer

Companies is contemplated in the evaluation of Unit performance, although this may be added at the discretion of the Committee. This measure may be absolute for the measurement period or stated relative to some external rate of return.

5.3.3 Performance Measures for Sectors Within a Unit

The Plan anticipates that performance for incentive purposes be measured as close to the level of accountability as possible. Accordingly, Operating Margin goals for sectors within a Unit, such as individual drilling rigs or boats, may be established for Participants directly accountable for such sectors. The measure at this level will be in addition to the overall Unit measure.

5.4 Procedures for Measuring Individual or Functional Performance

Individual or functional objectives will be based on objective, quantitative, measurable performance criteria.

A fundamental individual objective will be safety performance as specified in section 5.4.1. At the discretion of the Committee, any of the other functional or individual objectives listed below may also be specified prior to the beginning of a Plan Year:

•	Audit Exceptions – measured by reference to significant or repetitive audit findings

•	Management Effectiveness – measured by reference to pre-established performance goals

•	Cost Control – measured by reference to budget or specific financial performance goals

5.4.1 Employee Safety

Safety is measured at the Company, Unit and individual rig levels on the basis of Total Recordable Incident Rate (TRIR) and compared to TRIR goals, which are established for each level at the start of each Plan Year. Award levels are expressed as a percentage of goal achievement over a range as illustrated in the following Table II:

TABLE II

Performance Goals

Performance Measure	40% Earned	60% Earned	80% Earned	100% Earned

Percentage of TRIR Goal	W%	X%	Y%	Z%

The percentage of TRIR Goal (W, X, Y and Z) shall be established at the start of each Plan Year.

5.5 Weighting of Company, Unit, and Individual Objectives

The three major categories of performance objective: Company, Unit, and individual are assigned weights indicating relative importance in evaluation of performance results for the Participant. Weights are additionally assigned to each of the performance objectives within each major category.

Generally, it is expected that Unit Participants will be weighted more heavily on Unit criteria and less on Company criteria. Corporate staff employees and senior executives will generally be weighted more on Company performance criteria. The weights in Table III provide a general guide for administration of the Plan but may be modified by the Committee as deemed appropriate.

TABLE III

Relative Weights of Company,

Unit and Individual Performance

	Weighting of Performance Objectives

	Corporate	Division / Unit	Individual

Company

CEO	60-100%	-0-	0-40%

Senior VP & COO	60-100%	-0-	0-40%

Other Senior Management	60-100%	-0-	0-40%

Upper Middle Management	50-80%	-0-	20-50%

Middle Management	50-80%	-0-	20-50%

Unit

Senior Management	20%	40-80%	0-40%

Upper Middle Management	20%	30-60%	20-50%

Middle Management	20%	30-60%	20-50%

5.6 Calculation of Formula Derived Incentive Award

5.6.1 Incentive Award Worksheet

An Incentive Award worksheet, which can be used for summarizing performance results and determination of the Formula Derived Allocation for each Participant, is attached as an exhibit to the Plan document. In addition to pertinent information on the Participant and the position held, there are three major sections covering Company, Unit, and individual or functional performance goal information. Each of these sections has an overall weight assigned, designating that section’s importance in determining overall performance for incentive purposes. The weight is the percentage of each Participant’s Incentive Target (Maximum) Award that can be earned by performance of the objectives within that section.

The performance summary table at the bottom of the Incentive Award worksheet has been excerpted and reproduced as Table IV. The “weight” for each section is stated as a percentage in the first column, and then multiplied by the Incentive Target

(Maximum) Award for the position to determine the maximum opportunity ($) for the three major areas of performance. This opportunity amount for each section is multiplied by the “percent earned” to determine the “actual award” for each section. The sum of this column is the total Formula Derived Allocation for the Participant, before any adjustment that might be necessary due to the Plan limitation on funding as a percentage of Net Income, and exclusive of any Discretionary Allocation.

(Summary)	TABLE IV

Performance Measure	Weight		Maximum Opportunity	Percent x Earned	Actual = Award

Company Performance		%	$	%	$

Unit Performance		%	$	%	$

Individual Performance		%	$	%	$

Total Award	100%		$	%	$ *

*Not to exceed Incentive Target (Maximum) Award

5.6.2 Adjustment on Formula Derived Incentive as a Percent of Net Income

The Plan is designed to pay bonuses while always being cost-effective to the Company. Formula Derived Allocations are leveraged up or down to equal 2% of Net Income for a Plan Year, subject to limitations (see section 3.2).

5.7 Calculation of Discretionary Incentive Award

The Chief Executive Officer of ENSCO or Chief Operating Officer of ENSCO Offshore International Company shall make a recommendation to the Committee regarding distribution of any Discretionary Incentive award among the Participants, including therewith any special circumstances, which are relevant to the level of award for Participants, or groups of Participants, during the Plan Year. The Committee shall have final authority regarding distribution of the Discretionary Incentive award among the Participants. The Plan does not require distribution of the total Discretionary Incentive award or any part thereof.

5.8 Calculation of Total Incentive Award

Each Participant’s total Incentive Award for the Plan Year will be the sum of his or her Formula Derived Incentive award and his or her Discretionary Incentive award.

ARTICLE VI

ADMINISTRATIVE PROVISIONS

6.1 Authority to Administer

The Committee will have responsibility for administration of the Plan. The Committee will have full authority to determine awards, eligibility and participation, interpret the Plan’s provisions, set rules, and administer the Plan in the interests of ENSCO and its stockholders. Any and all matters involving the Plan, including but not limited to disputes involving Participants and their beneficiaries, shall be referred to the Committee. The Committee has the exclusive discretionary authority to construe the terms of the Plan and the exclusive discretionary authority to determine eligibility for all benefits hereunder. Any such determinations or interpretations of the Plan adopted by the Committee shall be final and conclusive and shall bind all parties. The Committee may delegate administrative responsibilities, as it deems appropriate.

6.2 Amendment, Suspension, or Termination of the Plan

6.2.1 Authority to Change the Plan

The Plan may be amended, suspended, or terminated by the Committee or the Board, except no amendment that would increase the total of Formula Derived Incentives above 2.0% of the Company’s Net Income for a Plan Year shall be made.

6.2.2 Affect of Amendment, Suspension, or Termination of Plan

No amendment, suspension or termination of the Plan shall materially adversely affect the rights of a Participant with respect to compensation previously earned and not yet paid. In the event that the Plan shall be suspended or terminated during the course of a Plan Year, an Incentive Award calculated in accordance with the terms of the Plan prior to such event will be paid to Participants on a pro rata basis. Modification or termination of the Plan after a Plan Year shall not adversely affect the rights of Participants with respect to remaining Installments. In conjunction with a Plan termination, any unpaid Incentive Installments shall be paid upon the effective date of termination.

6.3 Method and Timing of Payment

Incentive Awards are earned subject to fulfillment of employment continuation requirements (see sections 6.4 and 6.5).

    6.3.1 Non-Tax Deferred Payment

Payments under this Plan shall be made in cash in three Installments. Subject to employment continuation requirements, the first Installment of 50% of the Incentive Award is earned on December 31 of the Plan Year. The second and third Installments, each equivalent to 25% of the Incentive Award, are earned on December 31 of the respective Installment Years, subject to meeting the requirement of continued employment through the dates on which such Installments are paid. The first Installment of the award will be paid once performance results have been determined and reviewed by the Committee and such awards have been calculated and approved by the Committee. This review and determination process will take place as soon as practicable after the end of the Plan Year. The second and third Installments will be paid as soon as practicable after December 31 of the Installment Year.

6.3.2 Tax Deferred Payment

If, prior to the time of payment described in 6.3.1 above, any award recipient is eligible to participate in any deferred compensation program sponsored and administered by the Company, he or she may defer all or part of that award payment subject to the terms and conditions, and up to the limit, as permitted by that deferred compensation plan. Any portion of any award not deferred under this section of this Plan will be paid as described under section 6.3.1.

6.4 Employee Termination “For Cause” or Resignation

A Participant who resigns or is terminated involuntarily “for cause” before the Incentive Award or any of the applicable Installments is paid, forfeits the unpaid Incentive Award but not any award that has been deferred as provided under section 6.3.2.

6.5 Retirement, Disability, Death or Termination “Without Cause”

In the event of Retirement, death, termination due to disability, or termination “without cause” during the Plan Year, the Incentive Award will be determined on a pro rata basis for the Plan Year, and all unpaid Installments will become payable. In the event of death, payment will be made to the beneficiary or beneficiaries as designated on the Participant’s beneficiary designation form under ENSCO’s group term life insurance program. In the absence of a beneficiary form, payment of the Incentive Award will be made to the estate of the deceased Participant. Any amount that has been deferred as provided under section 6.3.2 shall be processed in accordance with the applicable deferred compensation plan.

6.6 Promotion or Transfer

In the event of promotion or transfer during the Plan Year the Incentive Award will be determined on a pro rata basis at the different job levels and/or different Units or Unit sectors. Promotion or transfer after the Plan Year does not affect determination of the Incentive Award amount.

6.7 Change-in-Control

If in fact a change-in-control occurs, the Incentive Target (Maximum) Award for the then current Year and all unpaid Incentive Installments applicable to Incentive Awards previously determined will be paid to Participants within 60 days of such event. A change-in-control for purposes of this paragraph 6.7.1 shall be deemed to occur if 1) any person or group within the meaning of the Securities Exchange Act of 1934, as amended, acquired (together with voting securities of the Company held by such person or group) more than 50% of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record) pursuant to any transaction or combination of transactions, or 2) the individuals who, on the effective date of the Plan, constituted the Board (the “Incumbent Board”) cease, for any reason, to constitute at least a majority thereof. For purposes of this provision, a person becoming a member of the Board subsequent to the effective date of the Plan whose election or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the members of the Board comprising the Incumbent Board shall for this purpose be considered as though he or she was a member of the Incumbent Board. Any amount that has been deferred as provided under section 6.3.2 shall be processed in accordance with the applicable deferred compensation plan.

6.8 Tax Withholding

Incentive Awards under this Plan will be subject to tax withholding as required by law. Any deferred payments pursuant to section 6.3.2 shall be subject to tax withholding as provided in the applicable deferred compensation plan.

6.9 Impact on Employee Benefits

Incentive Awards paid under this Plan shall not be included in the determination of an employee’s eligible compensation when determining benefits under other benefit programs.

6.10 Alienation and Subordination of Benefits

No benefit or payment under the Plan may be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, lien or charge, by operation of law or otherwise, including levy, garnishment, pledge, or bankruptcy, except by will or the laws of descent and distribution, and any attempt to treat otherwise shall be void. No payment or benefit shall be in any manner liable for or subject to the recipient’s debts, contracts, liabilities, or torts except where legislation provides for regulatory action or court order (garnishment, etc.) to supersede this restriction.

6.11 Employment Contract Not Implied

Neither the establishment of the Plan nor the payment of any compensation under the Plan, nor any action of the Company in connection with the Plan or related payments, shall be held to confer upon any individual any legal right to remain an employee of the Company or any if its subsidiaries or to affect any right of the Company or any subsidiary to dismiss any officer or employee, or shall be deemed a contract of employment.

6.12 Applicable State Laws

This Plan shall be governed by and construed in accordance with the laws of the State of Texas.

ARTICLE VII

DEFINITIONS

7.1 “Average” NAE

The Average NAE (for calculation of RONAEBIT) will be a thirteen (13) point average of NAE at the end of each month starting with the last day of the year prior to the applicable Plan Year and ending with the last day of the Plan Year (see NAE definition).

7.2 Board

The board of directors of the Company as it may be constituted from time to time.

7.3 Capital Employed

Stockholders’ Equity plus any interest or dividend bearing liabilities.

7.4 Company

ENSCO International Incorporated (ENSCO) and its subsidiaries and affiliates.

7.5 Committee

The Nominating, Governance and Compensation Committee of the Board.

7.6 Discretionary Allocation (or Discretionary Incentive)

An Incentive Award pool in the amount of 7.5% of eligible KEIP payroll for a Plan Year, any or all of which may be distributed among Participants, each Participant’s share being determined by the Committee (see section 4.2).

7.7 EBIT (Earnings Before Interest and Taxes)

EBIT is operating income after charges for G & A as published in the financial reports of the Company, depreciation of fixed assets, amortization of leasehold improvements, goodwill, and other intangibles; but before federal and state income taxes, interest income and expense, accruals for this Plan’s Incentive Awards, currency gains and losses, gains and losses on the sale of securities and fixed or capital assets not involving the sale of a business unit, and write-up of fixed assets as a result of an acquisition.

The effect of material extraordinary items will not be included in calculating EBIT. This includes, but is not limited to, litigation awards or settlements, insurance recoveries, and costs, gains or losses on the sale of subsidiaries, divisions, business units or assets.

7.8 EBITDA Margin

That percentage calculated by dividing EBIT before depreciation and amortization by operating revenue.

7.9 Formula Derived Allocation (or Formula Derived Incentive)

That portion of a Participant’s award that is determined by defined objective performance criteria for achievement of Company, Unit and individual goals, as detailed on the Incentive Award worksheet.

7.10 Incentive Award

The total of each Participant’s Formula Derived Allocation plus Discretionary Allocation, if any, for any Plan Year.

7.11 Incentive Target (Maximum) Award

The base incentive level (stated as a percentage of salary or a specified amount) of the Formula Derived Allocation and Discretionary Allocation, which may be earned by a Participant during a Plan Year.

7.12 Installment (Incentive Installment)

Any portion of an Incentive Award under the Plan for which an employment continuation period is specified that must be fulfilled before the amount is earned and payable. This includes the first portion of an Incentive Award payable after the end of the Plan Year or any remaining amount designated for payment at a later date.

7.13 Installment Year

Any year following the Plan Year in which an Installment of an Incentive Award under the Plan matures and becomes payable.

7.14 KEIP Payroll

KEIP Payroll is the sum of the actual base salary rates of all eligible KEIP participants in a given Plan Year. For purposes hereof, the calendar year base salary shall be utilized. It is acknowledged that the Company currently administers salary increases mid-year. In this regard, for purposes of section 4.1, the base salary of a “covered employee” within the meaning of Treas. Reg §1.162-27(c)(2) shall not be considered for a Plan Year to the extent that it exceeds 120% of the amount of the base salary payable to that employee during the immediately preceding Plan Year.

7.15 NAE (Net Assets Employed)

For purposes of calculating RONAEBIT for Units:

NAE shall mean net property and equipment plus inventory plus accounts receivable less accounts payable.

For purposes of calculating RONAEBIT at the Company Level:

NAE shall mean total assets including goodwill less:

•	cash and cash equivalents,

•	all non-interest bearing liabilities with the exception of:

■	accrued interest,

■	Plan Incentive Award accruals, and

■	dividends payable.

(Extraordinary items are treated the same as for EBIT definition).

[Note: Mathematically NAE can also be calculated as total stockholders’ equity including minority interests and dividends payable plus all interest bearing debt including accrued interest, LIFO reserve, if any, accruals for Plan Incentive Awards, less cash and cash equivalents.]

7.16 Net Income

Net income to common stockholders of the Company determined in accordance with Generally Accepted Accounting Principles.

7.17 Operating Margin

That percentage calculated by dividing operating income plus depreciation and G&A expense by operating revenues.

7.18 Participant

Any officer or other key employee of the Company who has been recommended by the Chief Executive Officer of ENSCO or the Chief Operating Officer of ENSCO Offshore International Company and approved by the Committee to receive an Incentive Award under the Plan.

7.19 Peer Companies

A list of companies designated by the Committee for comparison of ENSCO’s performance. Currently, Diamond Offshore, Global Santa Fe, Noble, Pride International, Rowan and Transocean are designated as Peer Companies.

7.20 Plan

The ENSCO International Incorporated Key Employees’ Incentive Compensation Plan, as revised and restated effective January 1, 2003, and as further amended from time to time.

7.21 Plan Year

The time period used for measurement of performance under the Plan and for which Incentive Awards are earned. The Plan Year will conform to the Company’s defined business year (i.e., calendar year).

7.22 Retirement

For purposes of this Plan, Retirement is defined as any termination of employment with the Company and its subsidiaries other than “for cause” at which time the Participant has attained age 60 and achieved a combined total of 65 for years of service for the Company or its subsidiaries and age, or has attained age 55 and retires with the approval of the Committee.

7.23 Risk Free Rate of Return

The rate established by the Committee for the Plan Year based approximately on an assumed “risk free rate of return” obtainable from investing in 10 year Treasury bonds or other “risk free” government security as determined by the Committee.

7.24 RONAEBIT (Return on Net Assets Employed Before Interest and Taxes)

Earnings Before Interest and Taxes (EBIT) divided by Average Net Assets Employed (Average NAE).

7.25 Total Recordable Incident Rate (TRIR)

A measure of total recordable safety incidents as reported by the International Association of Drilling Contractors (IADC), which is reported by geographic operating region around the world.

7.26 Unit

Any business unit, region or major department of ENSCO or its subsidiaries, with a defined management group, for which performance measures under this Plan are applied. For purposes of this Plan, Units include, but are not limited to, Marine, North America, Europe / Africa and Asia Pacific business units and South America and Trinidad regions.

Approved on behalf of

ENSCO International Incorporated:

/s/ Brian J. Gifford	December 21, 2002
Brian J. Gifford, Director – Human Resources	Date

/s/ Carl F. Thorne	December 21, 2002
Carl F. Thorne, Chief Executive Officer	Date

ANNUAL MEETING OF STOCKHOLDERS OF

ENSCO INTERNATIONAL INCORPORATED

May 13, 2003

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Class l Directors:
				FOR	AGAINST	ABSTAIN
☐	FOR ALL NOMINEES	NOMINEES: O Gerald W. Haddock O Paul E. Rowsey, III O Carl F. Thorne	2. Approval of the Company’s Revised and Restated Key Employees’ Incentive Compensation Plan.	☐	☐	☐

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES		3. On any other business that may properly come before the Annual Meeting, in the discretion of the proxies, hereby revoking any proxy or proxies heretofore given by the undersigned.

☐	FOR ALL EXCEPT (See instructions below)		TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE HEREOF.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.  ☐

Signature of Stockholder                                              Date:                         Signature of Stockholder                                          Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY

ENSCO INTERNATIONAL INCORPORATED

Board of Directors Proxy for the Annual Meeting

of Stockholders at 10:00 a.m., Tuesday, May 13, 2003

Fairmont Hotel, 1717 N. Akard Street

Dallas, Texas 75201

The undersigned stockholder of ENSCO International Incorporated (the “Company”) hereby appoints Carl F. Thorne and William S. Chadwick, Jr., or either of them, each with full power of substitution, to vote the shares of the undersigned at the above-stated Annual Meeting and any adjournment(s) thereof:

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREIN. IF A CHOICE IS NOT INDICATED WITH RESPECT TO ITEM (1) or ITEM (2) THIS PROXY WILL BE VOTED “FOR” SUCH ITEMS. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM (3). THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

(Continued and to be signed on the reverse side)

COMMENTS:

14475

ANNUAL MEETING OF STOCKHOLDERS OF

ENSCO INTERNATIONAL INCORPORATED

May 13, 2003

PROXY VOTING INSTRUCTIONS

MAIL—Date, sign and mail your proxy card in the envelope provided as soon as possible.	COMPANY NUMBER

- OR -	ACCOUNT NUMBER

TELEPHONE—Call toll-free 1-800-PROXIES from any touch-tone telephone and follow the instructions. Have your control number and proxy card available when you call.	CONTROL NUMBER

Please detach and mail in the envelope provided IF you are not voting via telephone or the Internet.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Class l Directors:
				FOR	AGAINST	ABSTAIN
☐	FOR ALL NOMINEES	NOMINEES: O Gerald W. Haddock O Paul E. Rowsey, III O Carl F. Thorne	2. Approval of the Company’s Revised and Restated Key Employees’ Incentive Compensation Plan.	☐	☐	☐

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES		3. On any other business that may properly come before the Annual Meeting, in the discretion of the proxies, hereby revoking any proxy or proxies heretofore given by the undersigned.

☐	FOR ALL EXCEPT (See instructions below)		TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE HEREOF.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.  ☐

Signature of Stockholder                                              Date:                         Signature of Stockholder                                          Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.